Exhibit 3.2

COMPANY NO 13274878

THE COMPANIES ACTS

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF NEWCLEO PLC

CMS Cameron McKenna Nabarro Olswang LLP
Cannon Place
78 Cannon Street
London EC4N 6AF
T +44 20 7367 3000
F  +44 20 7367 2000
cms.law

 TABLE OF CONTENTS

1.	Definitions and interpretation	1

2.	Limited liability	4

3.	Model articles excluded	4

4.	Form of resolutions	4

5.	Rights attached to shares	4

6.	Redeemable shares	4

7.	Classes of shares	4

8.	Conversion of Class B Shares	6

9.	Payment of commissions	8

10.	Trusts not recognised	9

11.	Suspension of rights for non-disclosure of interest	9

12.	Variation of rights	11

13.	Matters not constituting a variation of rights	11

14.	Right to certificates	12

15.	Execution of certificates	12

16.	Replacement certificates	12

17.	Uncertificated securities	13

18.	Company’s lien	13

19.	Enforcing lien by sale after notice	14

20.	Manner of sale	14

21.	Application of sale proceeds	14

22.	Calls	14

23.	Time of call	15

24.	Liability of joint holders	15

25.	Interest	15

26.	Sums due on allotment or by way of instalment treated as calls	15

27.	Power to differentiate	15

28.	Advance payment of calls	15

29.	Notice if call not paid	15

30.	Forfeiture if notice not complied with	16

31.	Notice of forfeiture	16

32.	Sale of forfeited share	16

33.	Arrears to be paid notwithstanding forfeiture	16

34.	Statutory declaration and validity of sale	17

35.	Power to sell shares of untraced shareholders	17

36.	Manner of sale and creation of debt in respect of net proceeds	17

37.	Form and execution of transfer	18

38.	Right to refuse registration of shares	18

39.	Other rights to refuse registration	18

40.	Notice of refusal	19

41.	No fee for registration	19

42.	Lock-up of shares	19

43.	Retention of documents	23

44.	Other Registers	23

45.	Transmission	23

46.	Election by transmittee	24

47.	Rights in respect of the share	24

48.	Alteration of capital	24

49.	Purchase of own shares	25

50.	Convening general meetings	25

51.	Length of notice period	25

52.	General meeting record date	26

53.	Omission or non-receipt of notice	26

54.	Change of arrangements for general meetings	26

55.	Quorum	26

56.	Procedure if quorum not present	26

57.	Chair of general meeting	27

58.	Attendance and speaking at general meetings	27

59.	Satellite meeting places	28

60.	Security arrangements	28

61.	Adjournments	28

62.	Notice of adjourned meeting	29

63.	Method of voting	29

64.	Votes of members	30

65.	Votes of joint holders	30

66.	Votes of member suffering incapacity	30

67.	No right to vote where sums overdue on shares	31

68.	Votes on a poll	31

69.	Right to withdraw demand for a poll	31

70.	Procedure if poll demanded	31

71.	When poll to be taken	31

72.	Continuance of other business after poll demanded	31

73.	Proposal or amendment of resolution	32

74.	Amendment of resolution ruled out of order	32

75.	Objections or errors in voting	32

76.	Proxies sent or supplied in electronic form	32

77.	Execution of an appointment of proxy	33

78.	Times for deposit of an appointment of proxy	33

79.	Form of appointment of proxy	34

80.	Validity of proxy	35

81.	Maximum validity of proxy	35

82.	Class meetings	35

83.	Number of Directors	35

84.	No shareholding qualification for Directors	35

85.	Fees	36

86.	Expenses	36

87.	Remuneration	36

88.	Appointment, removal and resignation of alternates	36

89.	Alternate to be responsible for own acts and payment of alternate	37

90.	Executive Directors	37

91.	General powers of the Company vested in the Board	38

92.	Agents	38

93.	Delegation to individual Directors	38

94.	Delegation to committees	38

95.	Power to establish local boards etc	39

96.	Provision for employees	39

97.	The Company’s name	39

98.	Borrowing Powers	39

99.	Annual Retirement of Directors	40

100.	Position of Retiring Director	40

101.	Eligibility for appointment as a Director	41

102.	Power of the Company to appoint Directors	41

103.	Power of the Board to appoint Directors	41

104.	Company’s power to remove a Director and appoint another in the Director’s place	42

105.	Vacation of office by Directors	42

106.	Directors’ Transactions, offices, employment and interests	42

107.	Conflicts of interest requiring Board authorisation	45

108.	Directors’ gratuities and pensions	46

109.	Board meetings	47

110.	Notice of Board meetings	47

111.	Voting	47

112.	Quorum	47

113.	Board vacancies below minimum number	47

114.	Appointment of chair	48

115.	Competence of the Board	48

116.	Participation in meetings by telephone	48

117.	Written resolutions	48

118.	Company books	48

119.	Validity of acts of the Board or a committee	49

120.	Appointment and removal of Company Secretary	49

121.	Use of seal	49

122.	Company may declare dividends	49

123.	Board may pay interim dividends and fixed dividends	49

124.	Calculation and currency of dividends	49

125.	Waiver of dividends	50

126.	Non-cash dividends	50

127.	Scrip dividends	50

128.	Enhanced scrip dividends	52

129.	Right to deduct amounts due on shares from dividends	52

130.	No interest on dividends	52

131.	Payment procedure	52

132.	Receipt by joint holders	53

133.	Where payment of dividends need not be made	53

134.	Unclaimed dividends	53

135.	Capitalisation of profits	54

136.	Authentication of documents	55

137.	Power to choose record date	56

138.	Strategic report	56

139.	Inspection of records	56

140.	Destruction of documents	56

141.	Form of communications	57

142.	Communication with joint holders	57

143.	Communication with members in a restricted jurisdiction	57

144.	Communications after transmission	58

145.	When notice deemed served	58

146.	Record date for communications	59

147.	Loss of entitlement to receive communications	59

148.	Notice when post not available	59

149.	Liquidation Preference and Distribution in specie on winding up	59

150.	Indemnity and provision of funds	60

151.	Power to insure	60

152.	Disputes	61

153.	Depositary arrangements	61

154.	Rights Plan	62

Appendix		65

Registered No. 13274878

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

of

NEWCLEO PLC

(Adopted in substitution for and to the exclusion of all existing articles by a special resolution passed on [●] 2026)

1.	DEFINITIONS AND INTERPRETATION

1.1	In these Articles, the following words and expressions have the meanings indicated below:

“Affiliate Shareholder”: any shareholder which is considered to be an affiliate of the Company or the holder of restricted securities for the purposes of United States federal securities laws in respect of such restricted securities;

“these Articles”:  these articles of association as originally adopted or as altered from time to time;

“Approved Depositary”: a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the directors whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the directors for the purpose of these Articles;

“Auditors”:  the auditors of the Company for the time being or, in the case of joint auditors, any one of them;

“Board”:  the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present;

“Company Ordinary Shares”: has the meaning given to it in Article 7;

“Class B Shares”: has the meaning given to it in Article 7;

“Class C Shares”: has the meaning given to it in Article 7;

“clear days”:  in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Closing” means the date that the Company’s listing application with Nasdaq (or, at the Company’s election, another Stock Exchange) shall have been conditionally approved;

“Closing Date” means the date of the Closing;

“Deferred Shares”: has the meaning given to it in Article 7;

“Deposit Agreement”: a deposit agreement among the Company, the Approved Depositary and the holders and beneficial owners of Depositary Receipts issued thereunder;

“Depositary”: any depositary, clearing agency, custodian or nominee approved by the board that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares by another individual or individuals, including for the avoidance of doubt DTC;

“Depositary Receipts”: a depositary receipt representing a beneficial interest in a share of the Company (other than deferred shares) issued and held by the Approved Depositary in accordance with the Deposit Agreement;

“Depositary Register”: the register maintained by the Approved Depositary in respect of Depositary Receipts;

“Director”:  a director for the time being of the Company;

“DTC”:  The Depository Trust Company and any affiliate or nominee therefor, including Cede & Co. and any successors thereto;

“electronic facility”: any form of electronic facility approved for the relevant occasion by the Board under these Articles, including digital platforms, website addresses and conference call systems, and any device, system, procedure, method or other facility providing an electronic means of attendance, speaking, being heard and voting at a general meeting;

“Exchange Act”: the U.S. Securities Exchange Act of 1934, as amended;

“holder”:  in relation to shares, the member whose name is entered in the Register as the holder of the shares (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to shares held as treasury shares);

“member”:  a member of the Company (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to shares held as treasury shares);

“Office”:  the registered office of the Company;

“Operator”:  the person approved under the Regulations as operator of a relevant system;

“ordinary shares” means the ordinary shares in the capital of the Company having the rights set out in these Articles and form part of the ordinary share capital of the Company for the purposes of the Companies Act;

“paid up”:  paid up or credited as paid up;

“Register”:  the register of members of the Company;

“Regulations”:  the Uncertificated Securities Regulations 2001 (SI 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);

“Relevant Exchange”:  any market operated by the New York Stock Exchange or The Nasdaq Stock Market, LLC on which the Company’s ordinary shares are, with the approval of the Board, listed or quoted or proposed to be listed or quoted;

“relevant system”:  the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations;

“Restricted Jurisdiction”: means a jurisdiction where the sending of any document or information to an address in such jurisdiction would or might, in the absolute determination of the Board, infringe the laws of such jurisdiction;

“Seal”:  the common seal of the Company or any official seal kept by the Company pursuant to the Statutes;

“Secretary”:  the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case;

“Securities Act”: the U.S. Securities Act of 1933, as amended;

“Statutes”: every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) concerning companies that are incorporated in England and Wales to the extent that it is for the time being in force or (where the context requires) was in force at a particular time, including the Companies Act 2006 and the Regulations;

“system’s rules”:  the rules, regulations, procedures, facilities and requirements of the relevant system concerned;

“transfer instruction”:  a properly authenticated dematerialised instruction on a relevant system in accordance with the Regulations in such form, in such manner and from such person as the Board may determine;

“transmittee”: a person entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law;

“United Kingdom”:  Great Britain and Northern Ireland; and

“United States” or “U.S.”:  the United States of America.

1.2	The expressions “debenture” and “debenture holder” include “debenture stock” and “debenture stockholder”.

1.3
References to writing include any method of reproducing or representing words, symbols or other information in such form (including in electronic form or by making it available on a website) that it can be read or seen with the naked eye and a copy of it can be retained.

1.4
References to the execution of a document (including where execution is implied, such as in the giving of a written consent) include references to its being executed under hand or under seal or by any other method, and, in relation to anything sent or supplied in electronic form, include references to its being executed by such means and incorporating such information as the Board may from time to time stipulate for the purpose of establishing its authenticity and integrity.

1.5
Unless the context otherwise requires, words or expressions used in these Articles that are defined or used with a certain meaning in the Regulations or the Companies Act 2006 bear those definitions or meanings in these Articles (but as if their use in these Articles were contemplated as well as in the relevant legislation), except that the word “company” shall include any body corporate.

1.6
Except where the contrary is stated or the context otherwise requires, any reference (whether specific or collective) to a statute or statutory provision includes any order, regulation, instrument or other subordinate legislation made under it for the time being in force, and any reference to a statute, statutory provision, order, regulation, instrument or other subordinate legislation includes any amendment, extension, consolidation, re-enactment or replacement of it for the time being in force. References to applicable law shall include references the rules of the Relevant Exchange and the securities laws of the United States and subdivisions thereof as far as they apply to the Company under their provisions or these Articles.

1.7	Words importing the singular number only include the plural and vice versa. Words importing one gender include all other genders. Words importing persons include corporations.

1.8	References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.9
References to any security as being in certificated form or uncertificated form refer, respectively, to that security being a certificated unit of a security or an uncertificated unit of a security for the purposes of the Regulations.

1.10	Words such as “other”, “include”, “including” and similar words shall not limit the general effect of words that precede or follow them and the ejusdem generis rule shall not apply.

1.11	Headings are inserted for convenience only and shall not affect the construction of these Articles.

1.12	Except as the context may otherwise require, references to “beneficial interest” shall include the holding of Depositary Receipts.

2.	LIMITED LIABILITY

2.1	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

3.	MODEL ARTICLES EXCLUDED

3.1	No articles of association prescribed by the Statutes apply as the articles of association of the Company.

4.	FORM OF RESOLUTIONS

4.1	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles.

5.	RIGHTS ATTACHED TO SHARES

5.1
Subject to the Statutes and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).

6.	REDEEMABLE SHARES

6.1
The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Board may determine the terms, conditions and manner of redemption of any such shares.

7.	CLASSES OF SHARES

7.1	Subject to Article 5, and without limitation, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

7.1.1
Company Ordinary Shares (the “Company Ordinary Shares”). Company Ordinary Shares shall be issued with voting rights and each Company Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes. Each Company Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Company Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up of the Company. Company Ordinary Shares shall confer on each holder (in that capacity) the right to receive notice of and to attend, speak and vote at, all general meetings of the Company.  Company Ordinary Shares may be issued as redeemable shares, at the option of the board.

7.1.2
Class B Shares (the “Class B Shares”). The Class B Shares shall be issued without voting rights attached to them. The Class B Shares shall have no right to receive dividends. In respect of a distribution made on a winding up, the Class B Shares entitle its holders to receive, in aggregate, the amount set out in Article 149. The Class B Shares shall not entitle its holders to any further participation in the assets or profits in the Company. The holders of Class B Shares (in that capacity) shall have no right to receive notice of and attend, speak and vote at any general meeting of the Company.  Class B Shares may be issued as redeemable shares, at the option of the Board. A reduction by the Company of the capital paid up or credited as paid up on the Class B Shares, the cancellation of such shares and/or the conversion of such shares in accordance with Article 8 will be treated as being in accordance with the rights attaching to the Class B Shares and will not involve any variation. No right, title or interest of any kind in the Class B Shares shall be transferred save with the prior approval of the Board, which consent may be withheld by the Board at its sole discretion.

7.1.3
Class C Shares (the “Class C Shares”). Class C Shares shall be issued without voting rights attached to them. Each Class C Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class C Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up. The holders of the Class C Shares (in that capacity) shall have the right to receive notice of and attend and speak at any general meeting of the Company. Class C Shares may be issued as redeemable shares, at the option of the Board.

7.1.4
Deferred Shares (the “Deferred Shares”). The Deferred Shares shall be issued without voting rights attached to them. The Deferred Shares shall have no right to receive dividends. In respect of a distribution made on a winding up, the Deferred Shares entitle its holders to receive, in aggregate, the amount set out in Article 149. The Deferred Shares shall not entitle its holders to any further participation in the assets or profits in the Company. The holders of Deferred Shares (in that capacity) shall have no right to receive notice of and attend, speak and vote at any general meeting of the Company.  Deferred Shares may be issued as redeemable shares, at the option of the Board. No right, title or interest of any kind in the Deferred Shares shall be transferred save with the prior approval of the Board, which consent may be withheld by the Board at its sole discretion. The Company shall have irrevocable authority at any time:

7.1.4.1
to appoint any one or more of the Directors to execute on behalf of the holders of such Deferred Shares a transfer thereof and/or an agreement to transfer the same for no consideration to such person as the Company may determine as custodian thereof; and/or

7.1.4.2
to purchase the same (in accordance with the provisions of the Companies Act 2006) for not more than an aggregate sum of €1.00 for all of the Deferred Shares, without obtaining the sanction of the holder or holders thereof and for the purposes of such purchase to appoint any one or more of the Directors to execute on behalf of any holder of Deferred Shares a contract for the sale to the Company of any such shares held by such holder;

and pending any such transfer and/or purchase the Company shall be entitled to retain the certificates for such Deferred Shares.

8.	CONVERSION OF CLASS B SHARES

8.1	The following terms shall have the meanings set forth below for all purposes of this Article

8.1.1	“Conversion Date” means the date on which a Conversion Event occurs;

8.1.2
“Governmental Authority” means any federal, national, state, provincial, municipal, local, foreign, multinational, supra-national, government or governmental authority or regulatory body thereof, or political subdivision thereof, or any commission, department, board, office, bureau, agency, instrumentality or authority thereof, any court, tribunal, arbitrator, arbitration panel or similar judicial body or any self-regulatory organisation or other non-governmental regulatory authority or quasi-governmental authority or other similar dispute resolving panel or body;

8.1.1
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, assessment or award (including any arbitration award), in each case, entered by or with any Governmental Authority;

8.1.2
“Law” means any statute, law, principle of common law, ordinance, rule, regulation, directive, code, edict, decree, proclamation, treaty, convention or Governmental Order, in each case, of any Governmental Authority;

8.1.3	“Measurement Period” means the period commencing immediately following the Closing and ending on the fifth (5th) anniversary of the Closing Date;

8.1.4	“Nasdaq” means The Nasdaq Stock Market, LLC;

8.1.5	“Stock Exchange” means the New York Stock Exchange or Nasdaq;

8.1.6	“Trading Day” means any day on which the Trading Market is open for trading;

8.1.7	“Trading Market” means the Stock Exchange on which the Company Ordinary Shares are listed for trading;

8.1.8
“Transaction Consideration” means the right to receive cash or securities in exchange for Company Ordinary Shares in the event that, prior to the expiration of the Measurement Period and before the Conversion Events are satisfied, the Company consummates a merger, consolidation, business combination, tender offer, reorganisation or other transaction or series of related transactions;

8.1.9
“Transaction Consideration Value” means, in respect of any Transaction Consideration (expressed on a per-share basis (i.e., per Company Ordinary Share acquired or otherwise exchanged in the applicable transaction)), either:

8.1.9.1	with respect to Transaction Consideration in the form of cash, the U.S. dollar amount of such cash;

8.1.9.2	with respect to Transaction Consideration in the form of securities listed and publicly traded on a Stock Exchange or other national securities exchange:

(i)
if holders of Company Ordinary Shares will receive a “floating” amount of such securities equal to a fixed U.S. dollar amount of consideration, the Transaction Consideration Value shall be such fixed U.S. dollar amount of consideration;

(ii)
if holders of Company Ordinary Shares will receive a “fixed” number of such securities per Company Ordinary Share, the Transaction Consideration Value of such consideration shall equal the product of (A) the number of securities to be received per Company Ordinary Share multiplied by (B) the VWAP of one such security, determined for the twenty (20) continuous Trading Days ending three (3) Business Days prior to the closing date of such transaction (as reported on Bloomberg); provided that, for the purposes of this article, references to “Company Ordinary Shares” in the definition of Trading Market shall be deemed to be references to the Stock Exchange or other national securities exchange on which such securities are listed; or

8.1.9.3
with respect to Transaction Consideration in the form of other securities, property or other consideration, the Transaction Consideration Value shall be the fair market value of such other securities, property or other consideration as determined in good faith by the Board; and

8.1.10	“VWAP” means the volume weighted average price of a Company Ordinary Share, as reported on the Trading Market, determined for any Trading Days (as reported on Bloomberg).

8.2
Fifty per cent. of the Class B Shares (rounded up to the nearest whole number) held by a member shall, subject to Article 8.10, automatically convert and be redesignated into the same number of Company Ordinary Shares, on a one-for-one basis, in the event that the VWAP of the Company Ordinary Shares shall equal or exceed fifteen dollars ($15.00) for any twenty (20) Trading Days within a thirty (30) Trading Day period during the Measurement Period (the “First Conversion Event”).

8.3
Fifty per cent. of the Class B Shares held by a member shall, subject to Article 8.10, automatically convert and be redesignated into the same number of Company Ordinary Shares, on a one-for-one basis, in the event that the VWAP of the Company Ordinary Shares shall equal or exceed eighteen dollars ($18.00) for any twenty (20) Trading Days within a thirty (30) Trading Day period during the Measurement Period (the “Second Conversion Event”, and together with the First Conversion Event, the “Conversion Events”).

8.4
On the Conversion Date, the relevant Class B Shares shall, subject to Article 8.10, without further authority or consent than is contained in these Articles stand converted into the same number of Company Ordinary Shares and be redesignated as such, on a one-for-one basis, and the Company Ordinary Shares resulting from that conversion shall in all other respects rank pari passu with the existing issued Company Ordinary Shares.

8.5
The Company shall, subject to Article 8.10, on the Conversion Date procure the entry of the holder of the converted Class B Shares on the register of members of the Company as the holder of the appropriate number of Company Ordinary Shares and, in case of holders of certificated Class B Shares, subject to Article 8.10 and subject to the relevant holder delivering its certificate(s) (or an indemnity for lost certificate in a form acceptable to the Board) in respect of the Class B Shares in accordance with this Article, the Company shall within 10 Business Days of the Conversion Date forward to such holder of converted Class B Shares by post to their address shown in the register of members, free of charge, a certificate for the appropriate number of fully paid Company Ordinary Shares.

8.6
If any Class B Shareholder becomes entitled to fractions of a Company Ordinary Share as a result of a conversion, the Board shall have the sole discretion to address the treatment of any fractional shares in accordance with the provisions of Article 48.2.

8.7
The Conversion Events (and, for the avoidance of doubt, the VWAP amounts referenced) set out in this Article 8 and the applicable number of Class B Shares that are convertible into Company Ordinary Shares in respect of each Conversion Event shall be subject to adjustment as determined by the Board in its sole discretion to reflect appropriately the effect of any share split, subdivision, consolidation, capitalisation, share dividend or share distribution, reorganisation, reclassification or other like change that has occurred with respect to Company Ordinary Shares after the Closing and prior to the end of the Measurement Period.

8.8
To the extent any Class B Shares have not been converted on or before the expiry of the Measurement Period due to failure of a Conversion Event to occur in accordance with this Article 8 during the Measurement Period, the holders of Class B Shares shall have no future rights to convert any such unconverted Class B Shares. In respect of such unconverted Class B Shares as remain after the expiry of the Measurement Period, the Company shall have irrevocable authority at any time:

8.8.1
to appoint any one or more of the Directors to execute on behalf of the holders of such Class B Shares a transfer thereof and/or an agreement to transfer the same for no consideration to such person as the Company may determine as custodian thereof; and/or

8.8.2
to purchase the same (in accordance with the provisions of the Companies Act 2006) for not more than an aggregate sum of €1.00 for all of the Class B Shares, without obtaining the sanction of the holder or holders thereof and for the purposes of such purchase to appoint any one or more of the Directors to execute on behalf of any holder of Class B Shares a contract for the sale to the Company of any such shares held by such holder.

8.9
Notwithstanding anything to the contrary in this Agreement, in the event that, prior to the expiration of the Measurement Period and before the conversion thresholds set out in Article 8.1 or Article 8.2 are achieved, the Company consummates a merger, consolidation, business combination, tender offer, reorganisation or other transaction or series of related transactions pursuant to which the holders of Company Ordinary Shares have the right to receive cash or securities (collectively, “Transaction Consideration”) in exchange for their Company Ordinary Shares, and the Transaction Consideration Value of such Transaction Consideration per Company Ordinary Share (the “Per Share Transaction Value”) equals or exceeds the VWAP referenced in a Conversion Event set out in Article 8.1 and Article 8.2, then, effective as of immediately prior to the consummation of any such transaction, the lesser of (i) the number of Class B Shares that would have been converted under this Article 8 if the Per Share Transaction Value had been the VWAP of the Company Ordinary Shares for any twenty (20) Trading Days within a thirty (30) Trading Day period during the Measurement Period and (ii) the remaining Class B Shares that have not yet been converted as of such date, in each case, shall, subject to Article 8.10, automatically convert and be redesignated into the same number of Company Ordinary Shares, on a one-for-one basis. For the avoidance of doubt, if the Per Share Transaction Value is less than any conversion threshold set forth in Article 8.1 or Article 8.2, no Class B Shares shall be converted pursuant to this Article 8.9.

8.10
No Class B Shares shall be converted to Company Ordinary Shares where the holder of such Class B Shares is required to file a notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or under any applicable antitrust Law of any non-U.S. jurisdictions (collectively, “Foreign Antitrust Laws”) until any applicable waiting period pursuant to the HSR Act or Foreign Antitrust Laws has expired or been terminated (provided that any such holder of Class B Shares has notified the Company of such required filing pursuant to the HSR Act or Foreign Antitrust Laws in connection therewith following reasonable advance notice from the Company of the reasonably anticipated conversion of Class B Shares).

8.11
For so long as the Class B Shares are in issue, no consolidation and/or subdivision of Company Ordinary Shares shall be effected without simultaneous consolidation and/or subdivision of the Class B Shares (and vice versa).

9.	PAYMENT OF COMMISSIONS

9.1
The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid shares or partly in one way and partly the other.

10.	TRUSTS NOT RECOGNISED

10.1
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any share except an absolute right to the whole of the share in the holder.

11.	SUSPENSION OF RIGHTS FOR NON-DISCLOSURE OF INTEREST

11.1
If a member, or any other person appearing to be interested in shares held by that member, has been duly given a notice under section 793 of the Companies Act 2006 (a “Disclosure Notice”) and has failed in relation to any shares (the “default shares”) to give the Company the information required by such notice within 14 days of the date of such notice, then (unless the Board shall determine otherwise) from the expiry of that period:

11.1.1
the member shall not be entitled in respect of the default shares to be present or to vote (in person, by proxy or, if it is a corporation, by representative) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll; and

11.1.2	where the default shares represent at least 0.25 per cent. of the issued shares of the Company or the class in question (in either case, calculated exclusive of shares held as treasury shares):

11.1.2.1
any dividend (including shares issued in lieu of dividends) or other monies payable in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it; and

11.1.2.2
no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member is not in default as regards supplying the information required and the transfer is of part only of the member’s holding and when lodged for registration is accompanied by a certificate from the member in a form satisfactory to the Board that, after due and careful enquiry, the member is satisfied that no person in default as regards supplying such information is interested in any of the shares that are the subject of the transfer.

11.2
Where, on the basis of information obtained from a member in respect of any share held by the member or from any other person appearing to be interested in such share, the Company gives a Disclosure Notice to any other person, it shall also send a copy of the notice to that member, but any failure to do so, or the non-receipt of the copy by the member, shall not invalidate or otherwise affect the operation of this Article.

11.3
Except to the extent that they are default shares by virtue of Article 11.1, any new shares in the Company issued in right of any default share shall be subject to the same restrictions in this Article as apply to the default share and for as long as they so apply. The Board may make any right to an allotment of the new shares subject to such restrictions when those shares are issued (and may for that purpose require the new shares to be issued and held in certificated form).

11.4
Where any restrictions imposed under this Article apply in relation to any shares, they shall cease to have effect if and when, and to the extent that, the Board so determines, except that particular shares shall in any event automatically cease to be subject to any such restrictions seven days after the earlier of (a) receipt by the Board of notice that such shares are the subject of an excepted transfer and (b) due compliance, to the satisfaction of the Board, with the relevant Disclosure Notice. If any or all of the restrictions in this Article shall cease to apply to particular shares, any dividends and other monies withheld by reason of a restriction which then ceases to apply shall be paid without interest to the person who would have been entitled to them if that restriction had not applied, or as that person may direct.

11.5
This Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a Disclosure Notice within the time specified in it. For the purpose of this Article, a Disclosure Notice may require any information to be given before the expiry of 14 days from the date of the notice.

11.6	For purposes of this Article:

11.6.1	an “excepted transfer” means

11.6.1.1	a transfer pursuant to acceptance of a takeover bid;

11.6.1.2
a transfer in consequence of a sale of the entire interest in the shares the subject of the transfer on a recognised investment exchange or on any other stock exchange outside the United Kingdom on which shares in the Company of that description are normally traded; or

11.6.1.3
a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of such an entire interest otherwise than on any such stock exchange to a person who is not connected with the relevant member or with a person appearing to be interested in the shares the subject of the transfer;

11.6.2
a “person appearing to be interested” in any shares means any person named in a response to a Disclosure Notice as being so interested or shown in any register kept by the Company under the Companies Act 2006 as so interested or, taking into account any response or failure to respond to such notice or to any other statutory notice or any other relevant information, any person whom the Company has reasonable cause to believe is so interested;

11.6.3
references to a person having failed to give the Company the information required by a Disclosure Notice, or being in default as regards supplying such information, include (i) references to the person’s having failed or refused to give all or any part of it and (ii) references to the person’s having given information which the person knows to be false in a material particular or the person’s having recklessly given information which is false in a material particular;

11.6.4
where a person receives a Disclosure Notice and the shares in which such person appears to be interested are held by a Depositary, that person is not considered for the purposes of this article to have an interest or to be a person appearing to have an interest, in any shares held by such Depositary or in which such Depositary is otherwise interested other than those shares specified in the Disclosure Notice and default shares shall be construed accordingly; and

11.6.5
where a Disclosure Notice has been served on a Depositary, the obligations of such Depositary shall be limited to disclosing to the Company such information requested in the Section 793 Notice relating to any person appearing to be interested in the shares held by it and specified in the Disclosure Notice as has been recorded by such Depositary and the provision of such information shall be at the Company’s cost and default shares shall be construed accordingly and shall be those shares held by it in respect of which it has not complied with such obligations.

Notwithstanding anything to the contrary in this Article, no restriction shall apply by virtue of this Article to the extent that applying the restriction would contravene the Regulations, but, subject to the system’s rules, the Board may require the Operator of a relevant system to convert any share held in uncertificated form into certificated form in order to enable the Company to impose restrictions in relation to the share in accordance with this Article.

12.	VARIATION OF RIGHTS

12.1	The Company may by special resolution redesignate any shares, subject, where required, to due compliance with the provisions of the Statutes as to variation of class rights.

12.2
Subject to the Statutes and any special terms of their issue to the contrary, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-quarters in nominal value of the shares of that class (excluding any such shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class validly held in accordance with these Articles. This shall apply also to the variation or abrogation of the rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class, and references in these Articles to classes of shares shall, except in this Article, be read accordingly. No consent shall be required to vary or abrogate the special rights attached to any class of share if no shares of that class are in issue.

13.	MATTERS NOT CONSTITUTING A VARIATION OF RIGHTS

13.1	The rights attached to any share or class of shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied, abrogated or breached by:

13.1.1	the creation or issue of further shares ranking pari passu with it;

13.1.2	the purchase or redemption by the Company of any of its own shares (whether of that or any other class) or the sale of any shares (of that class or any other class) held as treasury shares; or

13.1.3
the exercise of any right or discretion expressly provided for in these articles (including, without limitation, any conversion, reclassification, redesignation or redenomination of shares from one class of shares to another class of shares in accordance with these articles and/or the removal or suspension of voting rights or other rights in respect of any Shares in accordance with these articles).

14.	RIGHT TO CERTIFICATES

14.1
Except as otherwise provided in these Articles, every person whose name is entered in the Register as a holder of shares in the Company shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the shares of each class registered in the holder’s name. Upon a transfer of part of the shares of any class registered in the holder’s name, every holder shall be entitled without payment to one certificate for the balance in certificated form of the relevant holding. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every holder shall be entitled to receive several certificates for certificated shares of one class registered in the holder’s name (subject to surrender for cancellation of any existing certificate representing such shares). Every holder shall be entitled to receive one certificate in substitution for several certificates for certificated shares of one class registered in the holder’s name upon surrender to the Company of all the share certificates representing such shares.

14.2
Subject as provided in the preceding part of this Article, the Company shall not be bound to issue more than one certificate in respect of certificated shares registered in the names of two or more persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15.	EXECUTION OF CERTIFICATES

15.1
Every certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates or similar documents) shall be issued under the Seal (or in such other manner as the Board, having regard to the terms of issue, the Statutes and the requirements of the Relevant Exchange may authorise) and each share certificate shall specify the shares to which it relates, the distinguishing number (if any) of the shares and the amount paid up on the shares. The Board may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

16.	REPLACEMENT CERTIFICATES

16.1
If a share certificate for certificated shares is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate for certificated shares is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit. The Company shall be entitled to treat an application for a replacement certificate made by one of joint holders as being made on behalf of all the holders concerned.

17.	UNCERTIFICATED SECURITIES

17.1
Unless otherwise determined by the Board and permitted by the Regulations, the Company shall not issue and no person shall be entitled to receive a certificate in respect of any share or other security issued by the Company for so long as it is in uncertificated form.

17.2
Conversion of securities in certificated form into uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Statutes and the facilities and requirements of the relevant system).

17.3
All registers of holders relating to securities issued by the Company will be maintained as required by the Regulations and by the rules of the relevant system and will distinguish between securities held in uncertificated form and securities held in certificated form. Unless the Board shall otherwise determine, holdings of the same holder or joint holders in certificated form shall be treated as separate from the same person or persons’ holdings in uncertificated form, but a class of securities shall not be treated as two classes by virtue only of the fact that it comprises securities in certificated form and securities in uncertificated form (even if, as a result of any provision of these Articles or the Regulations, securities are treated differently according to whether they are in certificated or uncertificated form).

17.4	No certificate will normally be issued in respect of securities held by a financial institution.

17.5	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

17.5.1	the holding of shares of that class in uncertificated form;

17.5.2	the transfer of title to shares of that class by means of a relevant system; or

17.5.3	any provision of the Regulations

but notwithstanding this the Board may require the Operator of a relevant system to convert any share held in uncertificated form into certificated form in order to enable the Company to deal with the share in accordance with these Articles.

17.6
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Regulations, and regularly reconciled with the register of securities maintained by the Operator of a relevant system, are a complete and accurate reproduction of the particulars entered in the Operator’s register of securities and shall not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption; in particular, any provision of these Articles that requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

18.	COMPANY’S LIEN

18.1
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company’s lien on a share shall extend to any amount payable in respect of it.

18.2	The Board may at any time resolve that any share shall be wholly or in part exempt from this Article.

19.	ENFORCING LIEN BY SALE AFTER NOTICE

19.1
The Company may sell, in such manner as the Board determines, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice demanding payment has been given to the holder of the share or the relevant transmittee indicating that, if the notice is not complied with, the shares will be sold.

20.	MANNER OF SALE

20.1	To give effect to a sale, the Board may:

20.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares sold; and

20.1.2
in the case of shares held in uncertificated form, subject to the system’s rules, require the Operator of a relevant system to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale);

in each case to, or in accordance with the directions of, the purchaser and the transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title to the shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.

21.	APPLICATION OF SALE PROCEEDS

21.1
The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (in the case of shares held in certificated form, upon surrender to the Company for cancellation of the certificate for the shares sold and in the case of shares held in uncertificated form, within a reasonable time following receipt by the Company of the net proceeds of sale and subject in each such case to a like lien for any monies not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

22.	CALLS

22.1
Subject to the terms of issue, the Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether in respect of the nominal amount or by way of premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member’s shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine.

22.2	A person upon whom a call is made shall remain liable for all calls made upon that person notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.	TIME OF CALL

23.1	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

24.	LIABILITY OF JOINT HOLDERS

24.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

25.	INTEREST

25.1
If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by section 609 of the Companies Act 2006) but the Board may waive payment of the interest wholly or in part.

26.	SUMS DUE ON ALLOTMENT OR BY WAY OF INSTALMENT TREATED AS CALLS

26.1
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid these Articles shall apply as if that amount had become due and payable by virtue of a call.

27.	POWER TO DIFFERENTIATE

27.1	Subject to the terms of issue, the Board may, on the issue of shares, differentiate between the allottees or holders in the amount of calls to be paid and the times of payment.

28.	ADVANCE PAYMENT OF CALLS

28.1
The Board may, if it thinks fit, receive from any member willing to advance them all or any part of the monies unpaid and uncalled upon the shares held by the member and may pay interest upon the monies so advanced (to the extent such monies exceed the amount of the calls due and payable upon the shares in respect of which they have been advanced) at such rate (not exceeding 15 per cent. per annum unless the Company by ordinary resolution otherwise directs) as the Board may determine.

28.2	A payment in advance of calls shall extinguish, to the extent of it, the liability upon the shares in respect of which it is advanced.

29.	NOTICE IF CALL NOT PAID

29.1
If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall specify a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where the payment required by the notice is to be made and shall indicate that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

29.2	The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

30.	FORFEITURE IF NOTICE NOT COMPLIED WITH

30.1
If any notice served under the immediately preceding Article (Notice if call not paid) is not complied with, any share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such share be forfeited. The forfeiture shall include all dividends declared and other monies payable in respect of the forfeited shares and not paid before the forfeiture.

31.	NOTICE OF FORFEITURE

31.1
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder of the share, but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.

32.	SALE OF FORFEITED SHARE

32.1
Until cancelled in accordance with the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may:

32.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares; and

32.1.2
in the case of shares held in uncertificated form, subject to the system’s rules, require the Operator of a relevant system to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale or disposal);

to the designated transferee (and the transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer). The Company may receive any consideration given for the share on its disposal and may register the transferee as holder of the share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

33.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

33.1
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and, in the case of shares held in certificated form, shall surrender to the Company for cancellation the certificate for the forfeited shares but in all cases shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by the person to the Company in respect of those shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15 per cent. per annum) as the Board may determine.

33.2
The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

34.	STATUTORY DECLARATION AND VALIDITY OF SALE

34.1
A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the completion of any formalities necessary to effect a transfer) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall the person’s title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

35.	POWER TO SELL SHARES OF UNTRACED SHAREHOLDERS

35.1	Subject to the Regulations, the Company shall be entitled to sell at the best price reasonably obtainable any shares of a holder or transmittee if in respect of those shares:

35.1.1
no cheque, warrant or other financial instrument or payment sent by the Company in the manner authorised by these Articles has been cashed for a period of at least 12 years (the “qualifying period”) and in the qualifying period the Company has paid at least three dividends and no dividend has been claimed;

35.1.2
the Company has at the expiration of the qualifying period given notice of its intention to sell such shares by two advertisements, one in a national newspaper published in the United Kingdom and the other in a newspaper circulating in the area in which the last known address of the holder or the address at which service of notices may be effected in the manner authorised by these Articles is located;

35.1.3
so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the holder or transmittee, and where this power has arisen and at the time of its exercise that holder or transmittee holds, or is entitled by transmission to hold, any other shares issued in right of the shares to be sold, this power shall be deemed to have arisen also in relation to those other shares.

36.	MANNER OF SALE AND CREATION OF DEBT IN RESPECT OF NET PROCEEDS

36.1	To give effect to any sale pursuant to the immediately preceding Article, the Board may:

36.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares; and

36.1.2
in the case of shares held in uncertificated form, subject to the system’s rules, require the Operator of a relevant system to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale or disposal);

and such instrument of transfer and the taking of such other steps as may be necessary shall be as effective as if they had been executed by the holder or transmittee of the shares. The transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

36.2
The net proceeds of sale shall belong to the Company, which shall be indebted to the former holder or transmittee for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.

37.	FORM AND EXECUTION OF TRANSFER

37.1
Subject to such of the restrictions of these Articles as may be applicable, a member may transfer all or any of the member’s shares, in the case of shares held in certificated form, by an instrument of transfer in any usual form or in any other form which the Board may approve or, in the case of shares held in uncertificated form, in accordance with the Regulations and the system’s rules and otherwise in such manner as the Board in its absolute discretion shall determine. An instrument of transfer shall be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. Subject to the Statutes, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

37.2	Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement any arrangements it may think fit to enable:

37.2.1
title to any securities of the Company to be evidenced and transferred without a written instrument in accordance with the Regulations and the facilities and requirements of the relevant system concerned; and

37.2.2
rights attaching to such securities to be exercised notwithstanding that such securities are held in uncertificated form where, in the Board’s opinion, these Articles do not otherwise allow or provide for such exercise.

37.3
For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes and the rules of the Relevant Exchange provide otherwise and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of the Relevant Exchange to regulate the transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the Board or the Operator of any relevant system of the registration of those transfers.

38.	RIGHT TO REFUSE REGISTRATION OF SHARES

38.1
Subject to the Statutes, the Board may refuse to register the transfer of a certificated share which is not fully paid or on which the Company has a lien; provided that, where any such shares are admitted to a Relevant Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

39.	OTHER RIGHTS TO REFUSE REGISTRATION

39.1	Subject to the Statutes, the Board may also refuse to register the transfer of a share:

39.1.1
in the case of shares held in certificated form, if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares and these Articles do not provide for such a transfer to be valid without production of the certificate) or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

39.1.2	if it is not in respect of one class of share only;

39.1.3	if it is not in favour of four or fewer transferees;

39.1.4	if it is in favour of a minor, bankrupt or person of mental ill health;

39.1.5	without prejudice to the foregoing, in the case of shares held in uncertificated form, in any other circumstances permitted by the Regulations or the system’s rules;

39.1.6	where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under section 793 of the Companies Act 2006; or

39.1.7
if such transfer may violate any law or regulation applicable to the Company, the shares, the holder, the member or proposed transferee or breach of any contractual obligation whether or not the Company is a party to or beneficiary of such contract, including, without limitation, the rules of the Relevant Exchange.

40.	NOTICE OF REFUSAL

40.1
If the Board refuses to register a transfer it shall, in the case of shares held in certificated form, within two months after the date on which the transfer was lodged and, in the case of shares held in uncertificated form, within two months after the date on which the relevant Operator-instruction was received by or on behalf of the Company, send to the transferee notice of the refusal together with its reasons for the refusal.

41.	NO FEE FOR REGISTRATION

41.1	No fee shall be charged for the registration of any instrument of transfer or document relating to or affecting the title to any share.

42.	LOCK-UP OF SHARES

42.1	The following terms shall have the meanings set forth below for all purposes of this Article 42.

42.1.1	“affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

42.1.2
“Early Release Event” means any of the following: (A) if the Company is merged, consolidated or reorganised with or into another Person, except for any such merger, consolidation or reorganisation in which the ordinary shares of the Company outstanding immediately prior to such merger, consolidation or reorganisation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or reorganisation, a majority, by voting power, of the capital stock of the surviving or resulting corporation (or of a parent company thereof); (B) the Company sells, leases, assigns, transfers, licenses or otherwise disposes of, in one or a series of related transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries, taken as a whole, are held by such Subsidiaries, except where such sale, lease, assignment, transfer, license or other disposition is to a Subsidiary of the Company; (C) any transaction or series of transactions, taken together, that constitute a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or pursuant to which the Company otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; or (D) if the Company’s ordinary shares shall cease to be listed on a national securities exchange, in the case of each of clauses (A), (B), (C) and (D), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalisation, purchase, issuance, sale or transfer of Equity Securities or assets or otherwise.

42.1.3
“Equity Awards” means restricted share units, options, warrants or other equity or equity-based awards or rights with respect to or to purchase ordinary shares granted pursuant to any equity incentive plan, award agreement or other compensatory arrangement of the Company.

42.1.4	“Excluded Investors” means any holder holding 25,000 or fewer Company Ordinary Shares immediately following the Closing Date.

42.1.5	“Excluded Shares” means any PIPE Shares, any Pre-PIPE Shares, any Post-PIPE Shares and any shares acquired in open market transactions following the Closing Date.

42.1.6
“Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (i) one hundred and eighty (180) days following the Closing Date and (ii) with respect to all or any portion of the Lock-up Shares, such earlier date of release as may be permitted pursuant to Article 42.2.

42.1.7	“Lock-up Permitted Transferee” means any Permitted Transferee that becomes bound by the restrictions set forth in this Article 42 in accordance with Article 42.3.

42.1.8
“Lock-up Shareholders” means each holder of ordinary shares immediately following the Closing Date, other than (i) any Excluded Investor and (ii) solely with respect to any Excluded Shares, any holder of such Excluded Shares.

42.1.9
“Lock-up Shares” means, with respect to any Lock-up Shareholder and its Lock-up Permitted Transferees, all ordinary shares held by such Lock-up Shareholder immediately following the Closing Date, in each case excluding any Excluded Shares.

42.1.10	“Lock-up Trading Measurement Period” means the period beginning on the ninetieth (90th) day following the Closing Date and ending on the expiration of the Lock-up Period.

42.1.11
“Permitted Transferee” means, with respect to any Equity Holder, (a) any affiliate of such Equity Holder, (b) in the case of an individual, any member of such individual’s immediate family or any trust, family limited partnership or other estate planning vehicle established for the direct or indirect benefit of such individual or any member of such individual’s immediate family, (c) any partner, member, shareholder or equityholder of such Equity Holder, (d) any nominee, custodian or other Person holding ordinary shares on behalf of a beneficial owner, so long as there is no change in the beneficial ownership of such ordinary shares, and (e) any other Person approved by the Board; provided that, in each case, such transferee complies with Article 42.3.

42.1.12	“PIPE Investment” means any private placement or other subscription investment in ordinary shares consummated substantially concurrently with the Closing Date.

42.1.13	“PIPE Shares” means any ordinary shares purchased in the PIPE Investment.

42.1.14	“Post-PIPE Investment” means the investment in ordinary shares contemplated by that certain capital raise completed by the Company in July and August 2026.

42.1.15	“Post-PIPE Shares” means any ordinary shares issued or issuable pursuant to the Post-PIPE Investment.

42.1.16
“Pre-PIPE Investment” means the investment in ordinary shares contemplated by those certain subscription agreements entered into in March and April 2026 by and among the Company and the investors party thereto.

42.1.17	“Pre-PIPE Shares” means any ordinary shares issued or issuable pursuant to the Pre-PIPE Investment.

42.1.18	“Release Thresholds” means, collectively, the First Lock-Up Release Threshold, Second Lock-Up Release Threshold and the Third Lock-Up Release Threshold.

42.1.19	“Trading Day” means any day on which the Company’s ordinary shares are actually traded on a Relevant Exchange or any other exchange on which the Company’s ordinary shares are then listed or quoted.

42.1.20
“Transfer” means, directly or indirectly, to (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, or agree to dispose of, any security, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, or any other derivative transaction with respect to any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or clause (b).

42.1.21
“VWAP” means, for any Trading Day, the volume-weighted average price of the Company’s ordinary shares on the principal exchange on which such securities are then listed or quoted, as reported on Bloomberg; provided that, if such price is not available on Bloomberg, such price shall be determined by reference to market quotations for the Company’s ordinary shares on such exchange or quotation system.

42.2
Subject to Article 42.3, each Lock-up Shareholder agrees that it shall not Transfer any Lock-up Shares, or any instruments exercisable or exchangeable for, or convertible into, Lock-up Shares,  during the applicable Lock-up Period (the “Lock-up”); provided that, for the avoidance of doubt, any Excluded Shares shall not constitute Lock-up Shares and shall not be subject to the Lock-up.

42.2.1
Fifty percent (50%) of the Lock-up Shares shall be released for Transfer immediately and shall no longer be subject to the Transfer restrictions set forth in Article 42.2 if the VWAP of the Company’s ordinary shares is at or above $12.00 for any twenty (20) Trading Days (which need not be consecutive) over any thirty (30) Trading Day period at any time during the Lock-up Trading Measurement Period (the “First Lock-Up Release Threshold”).

42.2.2
Twenty-five percent (25%) of the Lock-up Shares shall be released for Transfer immediately and shall no longer be subject to the Transfer restrictions set forth in Article 42.2 if the VWAP of the Company’s ordinary shares is at or above $15.00 for any twenty (20) Trading Days (which need not be consecutive) over any thirty (30) Trading Day period at any time during the Lock-up Trading Measurement Period (the “Second Lock-Up Release Threshold”).

42.2.3
Twenty-five percent (25%) of the Lock-up Shares shall be released for Transfer immediately and shall no longer be subject to the Transfer restrictions set forth in Article 42.2 if the VWAP of the Company’s ordinary shares is at or above $18.00 for any twenty (20) Trading Days (which need not be consecutive) over any thirty (30) Trading Day period at any time during the Lock-up Trading Measurement Period (the “Third Lock-Up Release Threshold”).

42.2.4
If an Early Release Event occurs during the Lock-up Period, then all Lock-up Shares that have not been released for Transfer shall be released for Transfer immediately and shall no longer be subject to the Transfer restrictions set forth in this Article 42, effective immediately prior to the consummation of such Early Release Event, and the Lock-up Period shall expire on the date of such Early Release Event.

42.2.5
For the avoidance of doubt, the time period in respect of which any Release Threshold is calculated may run concurrently with, and/or may overlap with, the time period in respect of which any other Release Threshold is calculated, and multiple tranches of Lock-up Shares may therefore be released concurrently with respect to the same period or any overlapping portion thereof.

42.3
Notwithstanding Article 42.2, each Lock-up Shareholder and each of its Lock-up Permitted Transferees (each, an “Equity Holder” and, collectively, the “Equity Holders”) may Transfer Lock-up Shares during the applicable Lock-up Period in the following circumstances:

42.3.1
to any Permitted Transferee; provided that, prior to and as a condition to the effectiveness of any such Transfer, such Permitted Transferee shall execute and deliver to the Company a written agreement to be bound by the restrictions set forth in this Article 42, whereupon such transferee shall be deemed a “Lock-up Permitted Transferee” for all purposes of this Article 42;

42.3.2
as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes; provided that such Transfer shall not involve a disposition for value and, prior to and as a condition to the effectiveness of any such Transfer, the donee or transferee shall execute and deliver to the Company a written agreement to be bound by the restrictions set forth in this Article 42;

42.3.3
upon death by will, testamentary document or intestate succession; provided that, prior to and as a condition to the effectiveness of any Transfer of Lock-up Shares by the applicable recipient, such recipient shall execute and deliver to the Company a written agreement to be bound by the restrictions set forth in this Article 42;

42.3.4	by operation of law, including pursuant to a court or regulatory agency order, qualified domestic order, divorce settlement, divorce decree or separation agreement;

42.3.5
to the Company in connection with the vesting, settlement or exercise of any Equity Awards, including for the payment of any exercise price or tax, remittance or other obligations due as a result of such vesting, settlement or exercise, whether by way of “net” or “cashless” exercise, “net settlement” or otherwise; provided that any ordinary shares received upon such vesting, settlement or exercise and not used for the payment of any such exercise price or tax, remittance or other obligations shall remain subject to the restrictions set forth in this Article 42;

42.3.6
in open market transactions during the Lock-up Period to generate net proceeds, after deducting commissions, in an aggregate amount not to exceed the amount necessary to satisfy (i) any exercise price payable in connection with the exercise during the Lock-up Period of Equity Awards held by such Equity Holder and (ii) any taxes or estimated taxes, including withholding taxes, that become due as a result of the vesting, settlement or exercise during the Lock-up Period of Equity Awards held by such Equity Holder; provided that any ordinary shares retained by such Equity Holder after giving effect to any such sale shall remain subject to the restrictions set forth in this Article 42;

42.3.7
pursuant to a bona fide third-party tender offer, merger, consolidation, arrangement, amalgamation or other similar transaction that is approved by the Board and made to all holders of ordinary shares and that, if consummated, would result in an Early Release Event; provided that, if such transaction is not consummated, the Lock-up Shares shall remain subject to the restrictions set forth in this Article 42;

42.3.8
in connection with the establishment of a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that no Lock-up Shares may be sold, transferred or otherwise disposed of under such plan during the Lock-up Period; and

42.3.9	with the prior written consent of the Board.

42.4
In the case of any Transfer or other transaction pursuant to Articles 42.3.2 to 42.3.6 or 42.3.8, no public filing, report or announcement shall be voluntarily made by or on behalf of the applicable Equity Holder during the Lock-up Period, and if any such filing, report or announcement is legally required during the Lock-up Period, such filing, report or announcement shall clearly indicate the circumstances of such Transfer or other transaction and, where applicable, that the relevant Lock-up Shares remain subject to the restrictions set forth in this Article 42.

43.	RETENTION OF DOCUMENTS

43.1
Any instrument of transfer which is registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

44.	OTHER REGISTERS

44.1
Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of that register.

45.	TRANSMISSION

45.1
Where transmission occurs in relation to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law, the survivor or survivors (in the case of death) where the member was a joint holder, and the transmittee where the member was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to the relevant shares; but nothing contained in this Article shall release the estate of a deceased member from any liability in respect of any share solely or jointly held by the deceased member.

46.	ELECTION BY TRANSMITTEE

46.1
A transmittee may, upon such evidence being produced as the Board may require and subject (where relevant) to the system’s rules, elect either to become the holder of the share or to have some person nominated by the transmittee registered as the transferee. If electing to become the holder, the transmittee shall give notice to the Company to that effect. If electing to have another person registered, the transmittee shall, subject (where relevant) to the system’s rules, effect or procure a transfer of the share in favour of that person. Subject to the Statutes, all the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the member.

47.	RIGHTS IN RESPECT OF THE SHARE

47.1
A transmittee shall have all the same rights as a holder of the share concerned, except that the transmittee shall not be entitled in respect of the share to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company until the transmittee is registered as the holder of the share. The Board may at any time give notice to the transmittee requiring the transmittee to elect either to become the holder of the share or to transfer the share and, if the notice is not complied with within 60 clear days from the date of the notice, the Board may withhold payment of all dividends and other monies payable in respect of the share until the transmittee complies with the notice.

48.	ALTERATION OF CAPITAL

48.1
Where the Company sub-divides its shares, or any of them, into shares of a smaller amount, the resolution may determine that, as between the shares resulting from the sub-division, any of them may have a preference or advantage, or may have such qualified or deferred rights or be subject to restrictions, as compared with others.

48.2
Whenever as a result of a consolidation, division or sub-division of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and, in particular, may:

48.2.1
sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those members except for amounts of £5.00 (or its equivalent in US dollars at the relevant time) or less, which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise and instruct a person to take such steps as may be necessary (subject, in the case of shares held in uncertificated form, to the system’s rules) to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. Subject to the Statutes, where a shareholder holds shares in both certificated and uncertificated form, the Board may for these purposes treat them as separate holdings, and may at its discretion arrange for any shares representing fractions to be entered in the Register as held in certificated or uncertificated form in order to facilitate their sale under this Article. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale;

48.2.2
subject to the Statutes, issue to a member credited as fully paid up by way of capitalisation the minimum number of shares required to round up their holding of shares to a number that, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be). The amount required to pay up those shares may, as the Board thinks fit, be capitalised by resolution of the Board out of amounts standing to the credit of reserves (including share premium account, capital redemption reserve, redenomination reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares at par, and the Board may exercise all the powers conferred on it by Article 135 without an ordinary resolution; or

48.2.3
consolidate and if required subdivide any such fractions into such number of shares of such class as the Board may determine without the requirement for a resolution of the Company (including into a class of deferred non voting shares with no rights to dividends and rights to capital only after the holders of any other class of share have received back such amounts as the Board determines on a return of capital) and which may be purchased by the Company for the aggregate nominal value of such shares which amount shall be held on trust for the shareholders that would otherwise be entitled to receive payment. No share certificate shall be issued in respect of any such class of shares.

49.	PURCHASE OF OWN SHARES

49.1	Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase its shares (including any redeemable shares).

49.2
On a purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.

50.	CONVENING GENERAL MEETINGS

50.1
The Board may convene a general meeting whenever it thinks fit and shall do so on requisition in accordance with the Statutes. A general meeting may be convened and held in any manner permitted by these Articles.

50.2
The Board can make whatever arrangements it thinks fit to allow those entitled to do so to attend and participate in any general meeting, including by means of an electronic facility, and any reference in these Articles to a member’s or proxy’s attendance in person shall be construed accordingly notwithstanding that they might not be in a place where others are physically attending.

50.3
Where attendance by electronic facility is enabled, the requirement to put any document on display or make it available for inspection will be satisfied if the document is made available for the required period in electronic form to those persons entitled to inspect it.

50.4	Unless the notice of meeting provides, or the chair of the meeting decides, otherwise, a general meeting will be treated as taking place where the chair of the meeting is at the time of the meeting.

51.	LENGTH OF NOTICE PERIOD

51.1
An annual general meeting shall be convened by at least 21 clear days’ notice. Subject to the Statutes, all other general meetings shall be convened by at least 14 clear days’ notice. Subject to these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all transmittees and to the Directors and Auditors.

52.	GENERAL MEETING RECORD DATE

52.1
Notwithstanding any other provision of these Articles, and subject to the Statutes, the Board may, for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting provided that such time shall not be more than forty (40) days nor less than ten (10) days before the date of such meeting, and changes to the Register after the time specified by virtue of this Article 52 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

53.	OMISSION OR NON-RECEIPT OF NOTICE

53.1
No proceedings at any meeting shall be invalidated by any accidental omission to give notice of the meeting, or to send an instrument of proxy, to any person entitled to receive it or, in the case of notice in electronic form or made available by means of a website, to invite any such person to appoint a proxy, or by reason of any such person not receiving any such notice, instrument or invitation.

54.	CHANGE OF ARRANGEMENTS FOR GENERAL MEETINGS

54.1
If for any reason the Board considers it impractical or undesirable to hold a meeting on the day, at the time or in any place specified for the holding of the meeting, or if the Board decides to change the arrangements for holding the meetings, whether by introducing, varying or cancelling the use of an electronic facility or in any other respect, it can change such date, time, place and arrangements (or whichever it requires), and may do so more than once in relation to the same meeting. There shall be no business of the meeting other than business that would have been transacted had no change been made. References in these Articles to the time of the holding of general meetings shall in the case of a postponed meeting be construed accordingly and any appointment of proxy may be validly received at such later time as is consistent with the altered time. The Board will, insofar as it is practicable, take reasonable steps to ensure that the change is announced on the Company’s website or by a relevant regulatory news service, but it shall not be necessary to restate the business of the meeting in the announcement.

55.	QUORUM

55.1
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chair of the meeting. Except as otherwise provided by these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

56.	PROCEDURE IF QUORUM NOT PRESENT

56.1
If within five minutes (or such longer time not exceeding one hour as the chair of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall (if requisitioned in accordance with the Statutes) be dissolved or (in any other case) stand adjourned to such other day (not being less than ten clear days nor more than 28 days later) and time as may be decided by the chair of the meeting, who shall also decide as to any place or places for the meeting and the means of attending and participating at the adjourned meeting. One member present in person or by proxy (whatever the number of shares held by the member) and entitled to vote shall be a quorum at the adjourned meeting.

56.2
The Company shall give not less than seven clear days’ notice of any meeting adjourned through want of a quorum and the notice shall specify that one member present in person or by proxy (whatever the number of shares held by the member) and entitled to vote shall be a quorum.

57.	CHAIR OF GENERAL MEETING

57.1
The chair (if any) of the Board or, in the chair’s absence, the deputy chair (if any) shall preside as chair at every general meeting. If there is no such chair or deputy chair, or if at any meeting neither the chair nor a deputy chair is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chair, the Directors present shall choose one of their number to act, or if one Director only is present that Director shall preside as chair, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chair.

57.2
The chair of the meeting may invite any person to attend and speak (including by means of an electronic facility) at any general meeting of the Company whom the chair considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

57.3
The decision of the chair of the meeting as to points of order, matters of procedure or arising incidentally out of the business of a general meeting shall be conclusive, as shall be the chair’s decision, acting in good faith, on whether a point or matter is of this nature.

58.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

58.1
The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it, including arrangements involving the use of an electronic facility for those who are not in a place where others are physically attending.

58.2
A person is able to exercise the right to speak at a general meeting when that person is in a position during the meeting, including by means of an electronic facility, to communicate simultaneously to all those attending the meeting any information or opinions which that person has on the business of the meeting.

58.3	A person is able to exercise the right to vote at a general meeting when:

58.3.1
that person is able, including by means of an electronic facility, to vote during the meeting on resolutions put to the vote at the meeting or, in the case of a poll, within the time specified for the taking of the poll; and

58.3.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

58.4
All persons seeking to attend and participate in a general meeting by means of an electronic facility are responsible for maintaining adequate facilities to enable them to do so. Subject to the right of the chair to adjourn a general meeting under these Articles, the inability of a person at any time to attend or participate in the whole or any part of a general meeting by means of an electronic facility shall not invalidate the proceedings of that meeting.

58.5	Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares or debentures in the Company.

59.	SATELLITE MEETING PLACES

59.1
If the Board so decides, a general meeting or adjourned meeting may be held at a certain place (the “Principal Place”), such as the place at which the chair of the meeting will be present, but with one or more other places made available as satellite meeting places. Members entitled to attend and participate in the meeting who attend any such satellite meeting place in person or by proxy may be counted in the quorum and participate in the general meeting or adjourned meeting as if they were at the Principal Place; and for the purposes of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend (including by means of an electronic facility), whether at the Principal Place or any satellite meeting place.

59.2
If not stated in the notice of meeting, the location of any satellite meeting place may be given in a letter accompanying the notice of meeting, but any failure to do this will not invalidate the notice of meeting.

59.3
The meeting will be duly constituted and its proceedings valid if the chair of the meeting is satisfied that facilities are available throughout the meeting to enable all members or proxies attending the meeting by whatever means and at all the meeting places to:

59.3.1	participate in the business for which the meeting has been called;

59.3.2	hear all the people who speak at the meeting and at any satellite meeting place; and

59.3.3	be heard by all other people attending and participating in the meeting.

59.4
The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting, including the use of over-flow rooms, and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

60.	SECURITY ARRANGEMENTS

60.1
The Board may direct that persons entitled to attend any general meeting should submit to such procedures, including searches, identification vetting, health and safety checks, questions or other security arrangements or restrictions, both before and during the meeting, as the Board shall, in compliance with the Statutes, consider appropriate in the circumstances and the Board may in its absolute discretion refuse entry or access by electronic facility to the meeting to any person who fails to comply with any such procedure. If any person has gained entry or access to a general meeting and refuses to comply with any such procedure or disrupts the proper and orderly conduct of the meeting, the chair of the meeting may at any time without the consent of the meeting require the person to leave or to be removed from the meeting or may, if the person is participating by electronic facility, disconnect the person from the meeting.

61.	ADJOURNMENTS

61.1
The chair of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either indefinitely or to such time as the chair may decide if it appears to the chair that:

61.1.1	any place appointed for the meeting cannot conveniently accommodate the persons entitled to attend;

61.1.2
the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business or the security arrangements for holding the meeting are otherwise compromised or likely to be inadequate;

61.1.3	the outage, inadequacy or unreliability of any electronic facility used for the purposes of the meeting is such that the meeting cannot properly proceed; or

61.1.4	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted and, if the chair fixes a time for the adjourned meeting the chair shall also decide as to any place or places for the adjourned meeting and the means of attending and participating at the adjourned meeting.

61.2
In addition, the chair of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either indefinitely or to such time as the chair may decide. When the chair fixes a time for the adjourned meeting the chair shall also decide as to any place or places for the adjourned meeting and the means of attending and participating at the adjourned meeting, but if the meeting is adjourned indefinitely such matters shall be fixed by the Board.

61.3
No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Except as expressly provided otherwise, the provisions of these Articles relating to general meetings shall apply equally to any adjourned meeting.

62.	NOTICE OF ADJOURNED MEETING

62.1
If a meeting is adjourned indefinitely or for 30 days or more or for lack of a quorum, at least seven clear days’ notice specifying the place, the day and the time of the adjourned meeting shall be given, but it shall not be necessary to specify in the notice the nature of the business to be transacted at the adjourned meeting. Otherwise, it shall not be necessary to give notice of an adjourned meeting.

63.	METHOD OF VOTING

63.1
For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote of a general meeting must be decided on a poll (and for so long as any shares are held in a settlement system operated by DTC this provision may not be amended without the unanimous consent of all the members). If no shares are held in a settlement system operated by DTC, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:

63.1.1	the chair of the meeting;

63.1.2	at least five members or proxies entitled to vote on the resolution;

63.1.3
any member or proxy alone or together with one or more others representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

63.1.4
any member or proxy alone or together with one or more others holding or having been appointed in respect of shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any voting rights attached to any shares held as treasury shares).

63.2
Unless a poll is so required or demanded and the demand is not withdrawn, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

63.3
Where members are present in person or by proxy by means of an electronic facility, all resolutions shall be decided on a poll and without first being put to a show of hands. A poll shall be deemed to have been duly demanded automatically at the time fixed for the meeting and those attending by electronic facility shall cast their votes by such electronic means as the Board shall have approved.

64.	VOTES OF MEMBERS

64.1
Subject to the Statutes, to any rights or restrictions attached to any shares and to any other provisions of these Articles, on a show of hands every member who is present in person shall have one vote and on a poll every member shall have one vote for every share of which the member is the holder.

64.2
If the notice of the meeting has specified a time (which is not more than 48 hours, taking no account of any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the Register in order to have the right to attend and vote at the meeting, no person registered after that time shall be eligible to attend and vote at the meeting in person or by proxy by right of that registration, even if present at the meeting. References in these Articles to members present in person or by proxy shall be construed accordingly.

65.	VOTES OF JOINT HOLDERS

65.1
In the case of joint holders of a share who are entitled to vote the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

66.	VOTES OF MEMBER SUFFERING INCAPACITY

66.1
A member in respect of whom an order has been made by any competent court or official on the ground that the member is or may be suffering from mental disorder or is otherwise incapable of managing the member’s own affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on the member’s behalf and that person may vote on a poll by proxy. The vote of such member shall not be valid unless evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote is deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of appointments of proxy in hard copy form, not later than the last time at which an appointment of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

67.	NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES

No member shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of shares in the Company, either in person or by proxy, or exercise any other right or privilege as a member in respect of any share in the Company held by the member unless all monies presently payable by the member in respect of that share have been paid.

68.	VOTES ON A POLL

68.1	On a poll, a member entitled to more than one vote on a poll need not, if the member votes, use all the member’s votes, or cast all the votes the member uses, in the same way.

69.	RIGHT TO WITHDRAW DEMAND FOR A POLL

69.1
Except in the case of a poll that, in accordance with these Articles, has been deemed to have been demanded, the demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chair of the meeting and, if a demand is withdrawn, any other persons entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated any result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the chair of the meeting may give whatever directions the chair considers necessary to ensure that the business of the meeting proceeds as it would have if the demand had not been made.

70.	PROCEDURE IF POLL DEMANDED

70.1
A duly demanded poll shall be taken in such manner as the chair of the meeting directs and the chair may appoint scrutineers (who need not be persons entitled to vote) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

71.	WHEN POLL TO BE TAKEN

71.1
A poll duly demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll duly demanded on any other question shall be taken either forthwith or on such date (being not more than 30 days after the poll is demanded) as may be fixed by the chair of the meeting, who shall also give directions as to any place or places for taking the poll and the manner or means (including by electronic facility) by which it will be taken. No notice need be given of a poll not taken immediately if the time at which it is to be taken, and any place or places for taking the poll and the manner or means by which it will be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and any place or places for taking the poll and the manner or means by which it will be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

72.	CONTINUANCE OF OTHER BUSINESS AFTER POLL DEMANDED

72.1	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

73.	PROPOSAL OR AMENDMENT OF RESOLUTION

73.1	A resolution proposed by the chair of the meeting does not need to be seconded.

73.2
A resolution duly proposed as a special resolution may be amended by ordinary resolution if the chair of the meeting or adjourned meeting at which the resolution is to be proposed proposes that the resolution be amended and the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

73.3
A resolution duly proposed as an ordinary resolution may be amended by ordinary resolution if,  at least 48 hours prior to the time appointed for holding the meeting, or adjourned meeting, at which the ordinary resolution is to be proposed, a person entitled to vote at that meeting or adjourned meeting gives notice of the terms of the amendment and of the intention to move the amendment by lodging such notice in writing in hard copy form at the Office, or if it is received from such person in electronic form at the electronic address at which the Company has, or is deemed to have, agreed to receive it, and the proposed amendment does not, in the reasonable opinion of the chair of the meeting or adjourned meeting, materially alter the scope of the resolution.

74.	AMENDMENT OF RESOLUTION RULED OUT OF ORDER

74.1
If an amendment is proposed to any resolution under consideration which the chair of the meeting rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

75.	OBJECTIONS OR ERRORS IN VOTING

75.1	If:

75.1.1	any objection shall be raised to the qualification of any voter;

75.1.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

75.1.3	any votes are not counted which ought to have been counted

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair of the meeting decides that the matter objected to or the error may have affected the decision of the meeting. The decision of the chair of the meeting on such matters shall be conclusive.

76.	PROXIES SENT OR SUPPLIED IN ELECTRONIC FORM

76.1
The Board may (and shall for so long as any shares are held in a settlement system operated by DTC or if and to the extent that the Company is required to do so by the Statutes) allow an appointment of proxy to be sent or supplied in electronic form (including with respect to any shares held in a settlement system operated by DTC or in the name of a Depositary, by way of a voter instruction form) subject to any conditions or limitations as the directors may specify. Where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, an appointment of proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

77.	EXECUTION OF AN APPOINTMENT OF PROXY

77.1	If the appointment of a proxy is:

77.1.1
in hard copy form, it shall be executed under the hand of the appointor or of the appointor’s attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it;

77.1.2	in electronic form, it shall be executed by or on behalf of the appointor or otherwise authenticated by the appointor in a manner satisfactory to the Board.

77.2
Subject as provided in this Article, in the case of an appointment of proxy purporting to be executed on behalf of a corporation by an officer of that corporation it shall be assumed, unless the contrary is shown, that such officer was duly authorised to do so on behalf of that corporation without further evidence of that authorisation.

77.3	A proxy need not be a member of the Company.

78.	TIMES FOR DEPOSIT OF AN APPOINTMENT OF PROXY

78.1	The appointment of a proxy shall:

78.1.1
if in hard copy form, be deposited at the Office (or at such other address or place as is specified for the purpose in the notice convening the meeting or in the instrument) not less than 48 hours, taking no account of any part of a day that is not a working day, before the time of the holding of the meeting or adjourned meeting at which the person named in the appointment proposes to vote, or by such later time as the Board decides; or

78.1.2	if in electronic form, where an address has been specified for the purpose of receiving documents or information by electronic means:

78.1.2.1	in the notice convening the meeting, or

78.1.2.2	in any instrument of proxy sent out by the Company in relation to the meeting, or

78.1.2.3	in any invitation to appoint a proxy by electronic means issued by the Company in relation to the meeting,

be received at such address not less than 48 hours, taking no account of any part of a day that is not a working day, before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, or by such later time as the Board decides;

78.1.3
in the case of a poll taken more than 48 hours after it is demanded, be deposited or received in that manner after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, or by such later time as the Board decides; or

78.1.4
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair of the meeting or to any Director, provided in each case that the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, has been received in hard copy form (or, to the extent the Directors think fit, in electronic form) at the Office, or at such other address or place as is specified for the purpose in the notice convening the meeting or in the instrument, no later than the latest time for receipt of the appointment of proxy. An appointment of proxy that is not deposited, delivered or received in a manner so permitted shall be invalid.

78.2
Except as provided otherwise in any terms and conditions issued, endorsed or adopted by the Board to facilitate the appointment by members of more than one proxy to exercise all or any of the member’s rights at a meeting, when two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is last deposited, delivered or received (regardless of its date or of the date of execution) shall be treated as replacing the others as regards that share; if the Company is unable to determine which was last deposited, delivered or received, none of them shall be treated as valid in respect of that share. The deposit, delivery or receipt of an appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

79.	FORM OF APPOINTMENT OF PROXY

79.1
The appointment of a proxy shall be in any usual form or any other form that the Board may approve and may relate to more than one meeting (including, with respect to any shares held through a Depositary, an omnibus proxy which enables such Depositary to exercise rights in a number of different ways for the shares that it holds). The Board may, if it thinks fit but subject to the Statutes, include with the notice of any meeting forms of appointment of proxy for use at the meeting.

79.2
Appointments of proxies may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions, but the Company shall not be obliged to ascertain that any proxy has complied with those or any other instructions given by the appointor and no decision on any resolution shall be vitiated by reason only that any proxy has not done so.

79.3
A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member. The appointment of a proxy shall be deemed to include all the relevant member’s rights to attend and speak at the meeting and vote in respect of the share or shares concerned (but so that each proxy appointed by that member may vote on a show of hands notwithstanding that the member would only have had one vote if voting in person, and may demand or join in demanding a poll as if the proxy held the share or shares concerned) and, except to the extent that the appointment comprises instructions to vote in a particular way, to permit the proxy to vote or abstain as the proxy thinks fit on any business properly dealt with at the meeting, including a vote on any amendment of a resolution put to the meeting or on any motion to adjourn.

79.4
On a vote on a resolution on a show of hands at a meeting, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and:

79.4.1	has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it, or

79.4.2	has been instructed to vote the same way (either for or against) on the resolution by all of those members except those who have given the proxy discretion as to how to vote on the resolution the proxy is entitled to one vote for and one vote against the resolution.

79.5
The appointment shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates (regardless of any change of date, time or place effected in accordance with these Articles).

80.	VALIDITY OF PROXY

80.1
Subject to the Statutes, a vote given or poll demanded by proxy shall be valid, notwithstanding the previous determination of the proxy’s authority unless notice of such determination was received by the Company at the Office (or at such other place at which the appointment of proxy was duly deposited or, where the appointment of the proxy was in electronic form, at the address at which such appointment was duly received) not later than the last time at which an appointment of proxy should have been deposited, delivered or received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

81.	MAXIMUM VALIDITY OF PROXY

81.1
A valid appointment of proxy shall cease to be valid after the expiration of 12 months from the date of its execution except that it will remain valid after that for the purposes of a poll or an adjourned meeting if the meeting at which the poll was demanded or the adjournment moved was held within the 12-month period.

82.	CLASS MEETINGS

82.1
A separate meeting for the holders of a class of shares, whether or not called in connection with a variation or abrogation of class rights, shall be convened and conducted as nearly as possible in the same way as a general meeting, except that the necessary quorum (other than at an adjourned meeting) is two persons, present in person or by proxy, holding or representing by proxy at least one-third in nominal value of the capital paid up on the shares of the class (excluding any shares held as treasury shares) and, at an adjourned meeting, one person holding shares of that class present in person or by proxy, and any holder of shares of that class, present in person or by proxy and entitled to vote at the meeting, may demand a poll and shall be entitled on a poll to one vote for every share of that class of which they are the holder. No member, other than a Director, is entitled to notice of a separate class meeting or to attend unless they are a holder of shares of that class and no vote may be given except in respect of a share of that class.

83.	NUMBER OF DIRECTORS

83.1	Unless otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate directors) shall not be less than two but shall not be subject to any maximum number.

84.	NO SHAREHOLDING QUALIFICATION FOR DIRECTORS

84.1	No shareholding qualification for Directors shall be required.

85.	FEES

85.1
Each of the Directors (but not including, unless the Board determines otherwise, any Director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid a fee for the Director’s services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board; provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of the Relevant Exchange.

86.	EXPENSES

86.1
The Directors may be paid all travelling, hotel and other expenses properly incurred by them in the conduct of the Company’s business performing their duties as Directors including all such expenses incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

87.	REMUNERATION

87.1
Any Director who is appointed to any executive office may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide, provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of the Relevant Exchange.

87.2
Any Director who serves on any committee or who devotes special attention to the business of the Company or goes or resides abroad for any purposes of the Company shall receive such remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine in addition to or in lieu of any remuneration paid to, or provided for, such Director by or pursuant to any other provision of these Articles; provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of the Relevant Exchange.

88.	APPOINTMENT, REMOVAL AND RESIGNATION OF ALTERNATES

88.1
Any Director (other than an alternate Director) may appoint any other Director, or any other person permitted by law to act as a Director, to be the Director’s alternate and may revoke any such appointment, in either case by notice in writing delivered to the Secretary at the Office or delivered in any other manner (including by electronic means) approved by the Board. If the alternate is not already a Director, the appointment, unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an alternate will only have effect once the person who is to be appointed has consented to act.

88.2
If the appointor so requests, an alternate shall (subject to giving to the Company an address for service within the United Kingdom) be entitled to receive notice of all meetings of the Board or of committees of the Board of which the appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which the appointor is not personally present, and generally, in the absence of the appointor, at the meeting to exercise and discharge all the functions, powers and duties of the appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if the alternate were a Director. A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each appointor of the alternate who is absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present).

88.3
Execution by an alternate of any document (including any deed) on behalf of the Company or any resolution in writing of the Board or a committee of the Board shall, unless the notice of appointment of the alternate provides to the contrary, be as effective as execution by the appointor.

88.4
An alternate shall cease to be an alternate if the alternate resigns or if for any reason the alternate’s appointment is revoked or if the alternate’s appointor ceases to be a Director; but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which the Director retires, any appointment of an alternate made by the Director which was in force immediately prior to the Director’s retirement shall continue as if the Director had not retired. The appointment of an alternate shall be revoked on the happening of any event that, if the alternate were a Director, would cause vacation of such office under these Articles.

89.	ALTERNATE TO BE RESPONSIBLE FOR OWN ACTS AND PAYMENT OF ALTERNATE

89.1
An alternate shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate shall not be deemed the agent of the alternate’s appointor and shall alone be responsible to the Company for the alternate’s own acts and defaults. An alternate may be interested in and benefit from contracts, arrangements, transactions and other matters or situations and be paid expenses and indemnified, and accept benefits from third parties, to the same extent as if the alternate were a Director but, except to the extent that the alternate’s appointor directs the payment to the alternate of part or all of the fee or other remuneration which would otherwise be payable to the appointor, the alternate shall not be entitled to any fee or other remuneration from the Company for acting in that capacity.

90.	EXECUTIVE DIRECTORS

90.1
The Board or any committee authorised by the Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between the Director and the Company.

90.2
The Board may from time to time appoint any person to any office or employment having a descriptive designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment with the Company shall not imply that the holder of the office is a director of the Company nor shall such holder thereby be empowered in any respect to act as a director of the Company or be deemed to be a director for any of the purposes of the Statutes or these Articles.

91.	GENERAL POWERS OF THE COMPANY VESTED IN THE BOARD

91.1
The business of the Company shall be managed by the Board, which, subject to these Articles and any direction given to the Company by special resolution, may exercise all the powers of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given.

91.2	The powers given by this Article shall not be limited by any special power given to the Board by any other Article.

92.	AGENTS

92.1
The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

92.2
The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by committee authorised by the Board.

93.	DELEGATION TO INDIVIDUAL DIRECTORS

93.1
The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

93.2
The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

94.	DELEGATION TO COMMITTEES

94.1
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) provided that the majority of the members of the committee are Directors. Subject to any restriction on sub-delegation imposed by the Board, any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of the Director’s ordinary remuneration as a Director.

94.2
The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain of these Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

95.	POWER TO ESTABLISH LOCAL BOARDS ETC

95.1	The Board may:

95.1.1
establish any divisional, departmental, regional, local or area boards, divisions or managing agencies for introducing, conducting or managing all or any of the business or affairs of the Company, either in the United Kingdom or elsewhere;

95.1.2
make regulations for the proceedings and activities of any such establishment (but so that otherwise its proceedings shall be governed by those of these Articles which regulate proceedings of the Board to the extent that they are capable of applying to it);

95.1.3
appoint any persons (whether Directors or not) as regional directors, local directors, divisional directors, area directors, advisory directors, managers or agents or to serve in any other capacity in connection with any such establishment, and may fix their remuneration;

95.1.4
delegate to any such establishment and to any such appointee (including anyone appointed before this Article was adopted) any of the powers, authorities and discretions vested in the Board, with power to sub-delegate; or

95.1.5	authorise any such appointees to fill any vacancies in any such establishment and to act notwithstanding vacancies,

provided that any such appointment or delegation shall be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any persons so appointed, and may revoke, suspend or vary any such delegation but this shall not affect the position of any person dealing in good faith who has not had notice that the Board has done so. No such appointee shall be a Director as such or be entitled to be present at any meeting of the Board (except at the request of the Board and, if present at such request, the appointee shall not be entitled to vote at that meeting) or have power under the terms of this Article to enter into any contract or transact any business on behalf of the Company except to the extent (if any) specifically authorised by the Board.

96.	PROVISION FOR EMPLOYEES

96.1
The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

97.	THE COMPANY’S NAME

97.1	Subject to the Statutes, the Board may from time to time change the name of the Company to any name considered by the Board to be advantageous, expedient or otherwise desirable.

98.	BORROWING POWERS

98.1
Subject to these Articles and the Statutes, the Board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, or to give security whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party. There is no requirement on the Board to restrict the borrowing of the Company or any of its subsidiary undertakings.

99.	ANNUAL RETIREMENT OF DIRECTORS

99.1
With effect from the Closing Date, the Directors shall be divided into three classes of Directors, designated as “Class I”, “Class II” and “Class III”, respectively. The number of Directors in each class shall be as nearly equal as possible.

99.2
The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting following the Closing Date, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting following the Closing Date, and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting following the Closing Date.

99.3
Commencing at the Company’s first annual general meeting following the Closing Date, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election.

99.4
In the event of any increase in the number of Directors, the newly created directorships resulting from such increase shall be apportioned by the board among the classes of Directors so as to maintain such classes as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

99.5	Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.

99.6
Any vacancy on the Board arising from the death, resignation, disqualification, removal or other cessation of office of a Director shall be filled by the Board. Any Director appointed to fill such vacancy shall be appointed to the same class as the Director whose office became vacant and shall hold office for the remainder of the full term of that class and until his or her successor is duly elected and qualified.

100.	POSITION OF RETIRING DIRECTOR

100.1
Subject to these Articles, the Company at the meeting at which a Director retires may fill the vacated office and, in default, the retiring Director shall, if willing and permitted by law to act as a Director, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost. If the Director is not reappointed or deemed to be reappointed, the Director shall retain office until the meeting appoints someone willing and permitted by law to act as a Director in the Director’s place or, if it does not do so, until the end of the meeting.

100.2
Subject to these Articles, if, immediately following the meeting at which Directors have retired pursuant to these Articles, there would for any reason be fewer Directors in office than the minimum number fixed by or in accordance with these Articles, each of the retiring Directors who stood for reappointment at the meeting shall, if willing and permitted by law to act as a Director, be deemed to have been reappointed as a Director and shall remain in office, but such Directors:

100.2.1
may act only for the purposes of filling vacancies and convening general meetings of the Company and may only perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations; and

100.2.2
shall, as a matter of priority and as soon as reasonably practicable following the meeting at which they retired, convene a general meeting for the purpose of appointing at least the minimum number of Directors fixed by or in accordance with these Articles, and each of them shall, if not reappointed at the meeting, retire from office at the end of the meeting unless the number of Directors appointed at the meeting is below that minimum number, in which case they (and any Director appointed at the meeting) shall remain in office on the terms and subject to the restrictions prescribed by this Article 100.2 as if they had retired and been deemed reappointed under it.

101.	ELIGIBILITY FOR APPOINTMENT AS A DIRECTOR

101.1	No person other than a Director retiring, whether by rotation or otherwise, shall be appointed or reappointed a Director at any general meeting unless:

101.1.1	they are recommended by the Board and are willing and permitted by law to act as a Director; or

101.1.2
they are permitted by law to act as a Director and, not less than seven nor more than 42 clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office (or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it) of the intention to propose that person for appointment or reappointment stating the particulars which would, if the person were so appointed or reappointed, be required to be included in the Company’s register of directors together with notice executed by that person of that person’s willingness to be appointed or reappointed.

102.	POWER OF THE COMPANY TO APPOINT DIRECTORS

102.1
Subject to these Articles, the Company may by ordinary resolution appoint as a Director any person who is willing and permitted by law to act as a Director, either to fill a vacancy on or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

103.	POWER OF THE BOARD TO APPOINT DIRECTORS

103.1
Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director, the Board may appoint as a Director any person who is willing and permitted by law to act as a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the conclusion of the next following annual general meeting and, if not reappointed at that meeting, shall vacate office at the conclusion of the meeting.

104.	COMPANY’S POWER TO REMOVE A DIRECTOR AND APPOINT ANOTHER IN THE DIRECTOR’S PLACE

104.1
In addition to any power conferred by the Statutes, the Company may by an ordinary resolution remove any Director before the expiration of the Director’s period of office and may, subject to these Articles, by ordinary resolution appoint as a Director another person who is willing and permitted by law to act as a Director in the Director’s place.

105.	VACATION OF OFFICE BY DIRECTORS

105.1	Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a Director shall be vacated as soon as:

105.1.1	notification is received by the Company from the Director that the Director is resigning from office as Director, and such resignation has taken effect in accordance with its terms;

105.1.2	a bankruptcy order is made against the Director or the Director makes any arrangement or composition with creditors generally in satisfaction of the Director’s debts;

105.1.3
a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that the Director has become physically or mentally incapable of acting as a director and may remain so for more than three months or, by reason of the Director’s mental health, a court makes an order which wholly or partly prevents the Director from personally exercising any powers or rights that the Director would otherwise have;

105.1.4
without the permission of the Board, the Director is absent from meetings of the Board for six consecutive months (whether or not an alternate appointed by the Director attends) and the Board resolves that the Director’s office is vacated;

105.1.5
the Director ceases to be a Director by virtue of the Statutes or is prohibited by law or (if applicable) any rules of the Relevant Exchange from being a Director or is removed from office under these Articles;

105.1.6
notice in writing that the Director is to vacate office executed by or on behalf of all the Directors other than the Director, or any alternate for the Director who is not a Director or an alternate for another Director, is delivered to the Office or tendered at a meeting of the Board, provided those Directors are not less than three in number. Separate notices in substantially the same form each executed by or on behalf of one or more of those Directors shall together be as effective as a single notice signed by all of them; or

105.1.7	the Director’s contract of service or letter of appointment as a Director expires without being renewed within 14 days or is terminated.

106.	DIRECTORS’ TRANSACTIONS, OFFICES, EMPLOYMENT AND INTERESTS

106.1	Subject to the Statutes and the terms of any authorisation given under Article 107, a Director notwithstanding being in office as a Director:

106.1.1
may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act personally or through a firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as the Board may determine, and any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

106.1.2	may be a party to any contract or arrangement with, or interested in shares or other securities issued by, the Company;

106.1.3
may be a director or other officer of, or employed by, or a party to any contract or arrangement with, or interested in shares or other securities issued by, any undertaking in the same group as the Company or promoted by the Company or by any such undertaking, or in which the Company or any such undertaking is otherwise interested or as regards which the Company or any such undertaking has any powers of appointment;

106.1.4
shall not be accountable to the Company for any remuneration or benefit which the Director derives from any contract, arrangement, interest, office or employment sanctioned by this Article, and no such contract, arrangement, interest, office or employment shall be liable to be avoided on the ground of such remuneration or benefit nor its receipt constitute a breach of the Director’s duty under the Companies Act 2006 not to accept benefits from third parties;

106.1.5
shall not be in breach of the Director’s duties by reason only of the fact that the Director is excluded from the receipt of information, or from participation in decision-making or discussion (whether at meetings of the directors or otherwise), that will or may relate to any such office, employment, contract or interest; and

106.1.6
shall not be required to disclose to the Company, or use in relation to the Company’s affairs, any confidential information the Director obtains in connection with any such office, employment, contract or interest if the Director’s doing so would result in a breach of a duty or an obligation of confidence owed by the Director in that connection provided that the Director has disclosed to the Board the nature and extent of any material interest the Director has, but no such disclosure shall be necessary of any office or employment with any subsidiary undertaking of the Company or any interest in a transaction or arrangement that would not be required to be declared by the Director under the Statutes, and a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction or arrangement of the nature and extent so specified, and for the purposes of this Article an interest of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of the Director.

106.2
The Board may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

106.3
Except as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which, to the Director’s knowledge, the Director has, directly or indirectly, an interest (other than the Director’s interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with the Director) is material and, if the Director shall do so, the Director’s vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:

106.3.1
the giving to the Director of any guarantee, security or indemnity in respect of money lent or obligations incurred by the Director or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

106.3.2
the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has personally assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

106.3.3
the Director’s subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or the Director’s being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

106.3.4
any contract concerning any company (not being a company in which the Director owns one per cent. or more (as defined in this Article)) in which the Director is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise;

106.3.5
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the arrangement relates;

106.3.6	any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors; or

106.3.7
any indemnity permitted by these Articles (whether in favour of the Director or others as well) against any costs, charges, expenses, losses and liabilities sustained or incurred by the Director as a director of the Company or of any of its subsidiary undertakings, or any proposal to provide funds to meet any expenditure incurred or to be incurred by the Director in mounting a defence in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by the Director in relation to the Company or any of its subsidiary undertakings, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application for relief under the Companies Act 2006, or in order to enable the Director to avoid incurring such expenditure.

106.4
A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning the Director’s own appointment, or the settlement or variation of the terms or the termination of the Director’s own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either: (a) the Director’s own appointment or the settlement or variation of the terms or the termination of the Director’s own appointment; or (b) the appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote or be counted in the quorum is interested by virtue of owning of one per cent. or more (as defined in this Article).

106.5
A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as the Director is directly or indirectly the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which the Director has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

106.6	Where a company in which a Director owns one per cent. or more is materially interested in a contract, the Director shall also be deemed to be materially interested in that contract.

106.7
For the purposes of this Article, an interest of a person who is, for any purpose of the Statutes, connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of the relevant appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

106.8	References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

106.9
If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chair of the meeting) or as to the entitlement of any Director (other than the chair of the meeting) to vote or be counted in the quorum and the question is not resolved by the Director’s voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chair of the meeting and the chair’s ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of the interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest (so far as it is known to the chair) has not been fairly disclosed to the Board.

106.10
Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of this Article.

107.	CONFLICTS OF INTEREST REQUIRING BOARD AUTHORISATION

107.1
The Board may, provided the quorum and voting requirements set out below are satisfied, authorise any matter that would otherwise involve a Director being in breach of duty under section 175 of the Companies Act 2006 to avoid conflicts of interest.

107.2
Any Director (including the Director concerned) may propose that the Director concerned be authorised in relation to any matter the subject of such a conflict. Such proposal and any authority given by the Board shall be effected in the same way that any other matter may be proposed to and resolved upon by the Board under the provisions of these Articles, except that the Director concerned and any other Director with a similar interest:

107.2.1	shall not count towards the quorum at the meeting at which the conflict is considered;

107.2.2	may, if the other members of the Board so decide, be excluded from any Board meeting while the conflict is under consideration; and

107.2.3
shall not vote on any resolution authorising the conflict except that, if the Director or other Director does vote, the resolution will still be valid if it would have been agreed to if any such vote had not been counted.

107.3	Where the Board gives authority in relation to such a conflict:

107.3.1
the Board may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the Director concerned as it may determine, including the exclusion of that Director from the receipt of information, or participation in any decision-making or discussion (whether at meetings of the Board or otherwise) related to the conflict;

107.3.2
the Director concerned will be obliged to comply with any terms imposed by the Board from time to time in relation to the conflict and will not be in breach of duty as a Director to the extent the Director does so;

107.3.3
the authority may provide that, where the Director concerned (otherwise than by virtue of the Director’s position as a director of the Company) obtains information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence;

107.3.4	the authority may also provide that the Director concerned shall not be accountable to the Company for any benefit that the Director receives as a result of the conflict;

107.3.5
the receipt by the Director concerned of any remuneration or benefit as a result of the conflict shall not constitute a breach of the duty under the Companies Act 2006 not to accept benefits from third parties;

107.3.6	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

107.3.7	the Board may withdraw the authority at any time.

108.	DIRECTORS’ GRATUITIES AND PENSIONS

108.1
The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of the Director’s or former Director’s family (including a spouse and a former spouse) or any person who is or was dependent on the Director or former Director, and may (as well before as after the Director or former Director ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme, trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person.

108.2
No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

109.	BOARD MEETINGS

109.1
The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.

110.	NOTICE OF BOARD MEETINGS

110.1
Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to the Director personally or by word of mouth or sent in writing or in electronic form to the Director at the last known address of the Director or any other address given by the Director to the Company for this purpose.

110.2
Notice of a Board meeting need not be given to Directors who waive their entitlement to notice of that meeting by giving notice to that effect to the Company not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

111.	VOTING

111.1	Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

112.	QUORUM

112.1
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two provided that, for the purposes of any meeting held pursuant to Article 107 to authorise a Director’s conflict, if there is only one Director besides the Director concerned and Directors with a similar interest, the quorum shall be one.

112.2
Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

113.	BOARD VACANCIES BELOW MINIMUM NUMBER

113.1
The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board, but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, any two members may call a general meeting of the Company for the purpose of appointing Directors.

114.	APPOINTMENT OF CHAIR

114.1
The Board may appoint a Director to be the chair of the Board and may at any time remove the Director from that office. Unless the Director is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which the Director is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chair of the meeting.

115.	COMPETENCE OF THE BOARD

115.1	A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.

116.	PARTICIPATION IN MEETINGS BY TELEPHONE

116.1
All or any of the members of the Board or of any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment that allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is and shall be deemed to be a meeting even if there is only one person physically present where it is deemed to take place.

117.	WRITTEN RESOLUTIONS

117.1	A resolution in writing signed by:

117.1.1	all the Directors entitled to receive notice of a meeting of the Board, if that number is sufficient to constitute a quorum; or

117.1.2	by all the members of a committee of the Board

(but excluding any Director whose vote is not to be counted in respect of that particular matter) shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document (or in several documents in all substantial respects in like form) each signed by one or more of the Directors or members of that committee. Any such document may be constituted by letter or (provided it is in writing) in electronic form or otherwise as the Board may from time to time approve.

118.	COMPANY BOOKS

118.1	The Board shall cause minutes to be made in books kept for the purpose of recording:

118.1.1	all appointments of officers made by the Board; and

118.1.2
all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each such meeting.

118.2
Subject to the Statutes, any such minutes, if purporting to be signed by the chair of the meeting at which the appointments were made or proceedings held or by the chair of the next succeeding meeting, shall be sufficient evidence of the facts stated in them without any further proof.

119.	VALIDITY OF ACTS OF THE BOARD OR A COMMITTEE

119.1
All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

120.	APPOINTMENT AND REMOVAL OF COMPANY SECRETARY

120.1
Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit. If thought fit, two or more persons may be appointed as joint Secretaries with the power to act jointly and severally. Any Secretary so appointed may be removed by the Board.

120.2
The Board may from time to time appoint an assistant or deputy secretary who, during such time as there may be no Secretary or no Secretary capable of acting, may act as Secretary and do any act authorised or required by these Articles or by law to be done by the Secretary. The signature of any document as Secretary by such assistant or deputy secretary shall be conclusive evidence (without invalidating that signature for any purpose) that at the time of signature there was no Secretary or no Secretary capable of acting.

121.	USE OF SEAL

121.1
The Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf and, unless otherwise decided by the Board or any such committee, any document to which the Seal is applied must also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purposes of this Article, an authorised person is any Director, the Company Secretary or any person authorised by the Board or such committee for the purpose of signing documents to which the Seal is applied.

122.	COMPANY MAY DECLARE DIVIDENDS

122.1
Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board. Subject to the Statutes, any determination by the Board of the amount of profits at any time available for distribution shall be conclusive.

123.	BOARD MAY PAY INTERIM DIVIDENDS AND FIXED DIVIDENDS

123.1
Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights to dividends as well as on shares which confer preferential or special rights to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

124.	CALCULATION AND CURRENCY OF DIVIDENDS

124.1	Except in so far as the rights attaching to any share otherwise provide:

124.1.1
all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a share in advance of calls shall be treated as paid up on the share;

124.1.2
all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and

124.1.3
any dividends or other monies payable on or in respect of any share may be declared in any currency or currencies, and paid in the same currency or currencies or in any other currency or currencies, and subject to such charges to cover the costs of conversion, as the Board may determine, using where required such basis of conversion (including the rate and timing of conversion) as the Board decides.

125.	WAIVER OF DIVIDENDS

125.1
The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the relevant member or transmittee and delivered to the Company and if or to the extent that it is accepted as such or acted upon by the Company.

126.	NON-CASH DIVIDENDS

126.1
Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the Board, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of the value fixed by the Board for the purpose of their recommendation, including paid up shares or other securities in any other company or by issuing debt securities of a nominal value equivalent to that of the dividend or distribution. Where any difficulty arises concerning such dividend or distribution, the Board may settle it as the Board thinks expedient and in particular may issue fractional certificates or, subject to the Statutes and, in the case of shares held in uncertificated form, the system’s rules, authorise and instruct any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.

127.	SCRIP DIVIDENDS

127.1
Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company offer the holders of ordinary Shares the right to elect to receive new ordinary Shares, credited as fully paid, instead of cash for all or part (as determined by the Board) of any dividend. The following provisions shall apply:

127.1.1	an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends, declared or paid within a specified period;

127.1.2
the basis of allotment to each entitled holder of ordinary shares shall be such number of new ordinary shares credited as fully paid as have a value as nearly as possible equal to (but not greater than) the amount of the dividend (disregarding any tax credit) which the holder has elected to forgo. For this purpose, the “value” of an ordinary share shall be deemed to be whichever is the greater of its nominal value and the average of the middle market quotations for the Company’s ordinary shares on the Relevant Exchange or, if a Relevant Exchange quote is not available, such other exchange or quotation service on which the Company’s ordinary shares are listed or quoted as derived from such. A certificate or report by the Auditors as to the amount of the value in respect of any dividend shall be conclusive evidence of that amount;

127.1.3
no fraction of an ordinary share shall be allotted and if any holder of ordinary shares would otherwise be entitled to fractions of a share, the Board may deal with the fractions as it thinks fit, including determining that the whole or part of the benefit of fractional entitlements will be disregarded or accrue to the Company or that the value of fractional entitlements will be accumulated on behalf of a member (without entitlement to interest) and applied in paying up new shares in connection with a subsequent offer by the Company of the right to receive shares instead of cash in respect of a future dividend;

127.1.4
the Board shall not proceed with any election unless the Company has sufficient reserves or funds which may be capitalised to give effect to the election following the Board’s determination of the basis of allotment;

127.1.5
on or as soon as practicable after announcing that the Board is to recommend or pay any dividend, the Board, if it intends to offer an election for that dividend, shall also announce that intention and, having determined the basis of allotment, shall notify the entitled holders of ordinary shares (other than any in relation to whom an election mandate in accordance with this Article is subsisting) of the right of election offered to them, and shall send with, or following, such notification, forms of election and shall specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be received in order to be effective;

127.1.6
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (the “elected shares”) and instead additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment so determined. For such purpose, the Board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account), whether or not it is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the holders of the elected shares on that basis; and

127.1.7
the additional ordinary shares so allotted shall be allotted as of the record date for the dividend for which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not rank for the dividend or other distribution entitlement in respect of which they have been issued. Unless the Board otherwise determines (and subject always to the Regulations and the system’s rules), the ordinary shares so allotted shall be issued as shares in certificated form (where the ordinary shares in respect of which they have been allotted were in certificated form at the Scrip Record Time) or as shares in uncertificated form (where the ordinary shares in respect of which they have been allotted were in uncertificated form at the Scrip Record Time) provided that if the Company is unable under the system’s rules to issue ordinary shares in uncertificated form to any person, such shares shall be issued as shares in certificated form. For these purposes, the “Scrip Record Time” means such time on the record date for determining the entitlements of members to make elections as described in this Article, or on such other date as the Board may in its absolute discretion determine.

127.2
The Board may establish or vary a procedure for election mandates whereby a holder of ordinary shares may elect concerning future rights of election offered to that holder under this Article until the election mandate is revoked following that procedure.

127.3
The Board may exclude from any offer any holders of ordinary shares if it believes that it is necessary or expedient to do so in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory or that for any other reason the offer should not be made to them.

128.	ENHANCED SCRIP DIVIDENDS

128.1
Subject to the Statutes and without prejudice to the generality of Article 127, the Board may, in respect of any cash dividend or other distribution (or any part thereof) declared or payable in relation to any financial year or period of the Company, offer to each holder of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, in respect of the whole or part of the ordinary shares held by them instead of such cash dividend, on any basis described in that Article but so that the entitlement of each holder of ordinary shares to such new ordinary shares shall be determined by the Board such that the value (determined on the basis decided on by the Board) of the new ordinary shares concerned may exceed the cash amount that such holders of ordinary shares would otherwise have received by way of dividend and, in respect of such offer, that Article shall take effect subject to this Article. Any offer made under this Article shall be an alternative to any offer made under that Article in respect of a particular cash dividend (but shall form part of any plan which is in operation thereunder).

128.2
The Board may exclude from any offer any holders of ordinary shares if it believes that it is necessary or expedient to do so in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory or that for any other reason the offer should not be made to them.

129.	RIGHT TO DEDUCT AMOUNTS DUE ON SHARES FROM DIVIDENDS

129.1
The Board may deduct from any dividend or other monies payable in respect of a share to a member all sums of money (if any) presently payable by the member to the Company on account of calls or otherwise in respect of shares of the Company.

130.	NO INTEREST ON DIVIDENDS

130.1	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

131.	PAYMENT PROCEDURE

131.1
All dividends and interest shall belong and be paid (subject to any lien of the Company) to those entitled members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine notwithstanding any subsequent transfer or transmission of shares.

131.2
The Company may pay any dividend, interest or other monies payable in cash in respect of shares by direct debit, bank transfer, cheque, dividend warrant, money order or by any other method (including by electronic means) as the Board may consider appropriate.

131.3
Every such cheque, warrant or order shall be made payable to the person to whom it is sent, or to such other person as the holder or the joint holders may in writing direct, and may be sent by post or equivalent means of delivery directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct.

131.4	Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct.

131.5
In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Board shall from time to time consider sufficient, the Company may pay any such dividend, interest or other monies by means of the relevant system. Every such payment shall be made in such manner as may be consistent with the system’s rules and, without prejudice to the generality of the foregoing, may include the sending by the Company or by any person on its behalf of an instruction to the Operator to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

131.6
The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made in any manner permitted by these Articles shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has been, or is alleged to have been, lost, stolen or destroyed, the Board may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit.

131.7
The issue of such cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the system’s rules, shall be a good discharge to the Company.

132.	RECEIPT BY JOINT HOLDERS

132.1	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.

133.	WHERE PAYMENT OF DIVIDENDS NEED NOT BE MADE

133.1
The Company may cease to send any cheque or warrant through the post or to effect payment by any other means for any dividend or other monies payable in respect of a share which is normally paid in that manner on that share if in respect of at least two consecutive dividends payable on that share payment, through no fault of the Company, has not been effected (or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder) but, subject to these Articles, the Company shall recommence payments in respect of dividends or other monies payable on that share by that means if the holder or transmittee claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

134.	UNCLAIMED DIVIDENDS

134.1
All dividends, interest or other sums payable unclaimed for one year after having become due for payment may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The retention by the Company of, or payment into a separate account of, any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend, interest or other sum unclaimed after a period of 12 years from the date when it became due for payment shall be forfeited and shall revert to the Company.

135.	CAPITALISATION OF PROFITS

135.1
Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

135.2
Subject as provided below, the Board may appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or (subject to approval by ordinary resolution and to any subsisting special rights previously conferred on any shares or class of shares) in paying up in full shares of any class or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other provided that:

135.2.1
the Company shall for the purposes of this Article be deemed to be such a member in relation to any shares held as treasury shares which, if not so held, would have ranked for any such distribution by way of dividend, but only insofar as the appropriated sum is to be applied in paying up in full shares of the Company; and

135.2.2
the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full shares of the Company.

135.3
The Board may authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation and any matters incidental thereto, any agreement made under such authority being binding on all such members.

135.4
If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may, subject to the Statutes and, in the case of shares held in uncertificated form, the system’s rules, settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties as the Board considers expedient.

135.5
Where, pursuant to an employees’ share scheme, the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to and in accordance with the provisions of the Statutes, the Board may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 135.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly. The other provisions of this Article 135 shall apply mutatis mutandis to any such capitalisation except that the authority of an ordinary resolution of the Company shall not be required.

135.6	Notwithstanding Articles 135.1 to 135.5, where:

135.6.1	the Board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 153.1 and 153.2 below, and

135.6.2
the Board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for shares, for the purposes of giving effect to any such exchange as is referred to in Article 135.6.2, the Board may (without the authority of an ordinary resolution of the Company):

135.6.3
resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including, without limitation, the Company’s share premium account and capital redemption reserve, whether or not available for distribution, being an amount equal to the nominal amount of the shares which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

135.6.4
apply that sum in paying up in full shares and allot such shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).

135.7
The provisions of Articles 135.3 and 135.4 shall apply mutatis mutandis to any resolution of the Board pursuant to Article 135.6.2 as they apply to any resolution of the Board pursuant to Article 13.5.1.

136.	AUTHENTICATION OF DOCUMENTS

136.1
Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents or other information affecting these Articles and any resolutions passed by the Company or the Board or any committee and any books, records, accounts, documents and other communications relating to the business of the Company and to certify copies or extracts as true copies or extracts. Anything purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the Board or any committee which is certified as such in accordance with this Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such copy that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.

137.	POWER TO CHOOSE RECORD DATE

137.1
Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

138.	STRATEGIC REPORT

138.1	The Company may send or supply copies of its strategic report (with prescribed supplemental material) to the members, debenture holders and Auditors in place of its annual accounts and reports.

139.	INSPECTION OF RECORDS

139.1
No member in the capacity of member shall have any right of inspecting any record, book or document of any description belonging to the Company except as conferred by the Statutes or authorised by the Board or by ordinary resolution of the Company.

140.	DESTRUCTION OF DOCUMENTS

140.1	Subject to compliance with the system’s rules, the Company may destroy:

140.1.1	any instrument of transfer of shares and any other document on the basis of which an entry is made in the Register, at any time after the expiration of six years from the date of registration;

140.1.2
any instruction concerning the payment of dividends or other monies in respect of any share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

140.1.3	any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation,

provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained electronically or by other similar means and is not destroyed earlier than the original might otherwise have been destroyed in accordance with this Article.

140.2
It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that:

140.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

140.2.2
nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times referred to in this Article or in any case where the conditions of this Article are not fulfilled; and

140.2.3	references in this Article to the destruction of any document or thing include references to its deletion or disposal in any manner.

141.	FORM OF COMMUNICATIONS

141.1
Except to the extent that these Articles provide otherwise, and subject to compliance with the Statutes, anything sent or supplied by or to any person, including the Company, under these Articles may be sent or supplied, whether or not because the Statutes require it to be sent or supplied, in any way (including, except in the case of anything supplied to the Company, by making it available on a website) in which documents or information required to be sent or supplied may be sent or supplied by or to that person in accordance with the Companies Act 2006.

141.2
Except insofar as the Statutes require otherwise, the Company shall not be obliged to accept any notice, document or other information sent or supplied to the Company in electronic form unless it satisfies such stipulations, conditions or restrictions (including for the purpose of authentication) as the Board thinks fit, and the Company shall be entitled to require any such notice, document or information to be sent or supplied in hard copy form instead.

141.3
Any notice, document or other communication (including copies of accounts or summary financial statements) to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of Directors) shall be in writing except that, if it is in electronic form, it need not be in writing unless these Articles specifically require it to be.

141.4	Subject to the Statutes, the Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means under these Articles.

141.5	Nothing in these Articles shall prevent the Company from sending or supplying any notice, document or information in hard copy form instead of in electronic form on any occasion.

142.	COMMUNICATION WITH JOINT HOLDERS

142.1
In the case of joint holders of a share, all notices, documents or other information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and shall be deemed to have been given to all the joint holders. Any agreement by that holder that notices, documents and other information may be sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

143.	COMMUNICATION WITH MEMBERS IN A RESTRICTED JURISDICTION

143.1
Other than in respect of a Depositary, to which this Article 143.1 shall not apply, a member whose registered address is within a Restricted Jurisdiction and who sends to the Company an address which is not within a Restricted Jurisdiction at which a document or information may be sent to them shall be entitled to have the document or information sent to them at that address (provided that, in the case of a document or information sent by electronic means, including, without limitation, any notification required by the Statutes that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

143.1.1	no such member shall be entitled to receive any document or information from the Company; and

143.1.2
without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general.

144.	COMMUNICATIONS AFTER TRANSMISSION

144.1
Any notice, document or other information sent or supplied to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly sent or supplied in respect of any share registered in the name of that member as sole or joint holder.

144.2
Unless agreed otherwise with the relevant transmittee, the Company may send or supply any notice, document or other information to a transmittee in any manner in which it might have been sent or supplied to the member from whom the transmittee derives title to the relevant share, and as if the transmittee’s address were the same as the member’s address in the Register or the electronic address (if any) specified by the member; but the Company shall not be entitled to assume that the address or electronic address is correct if sending notice to the transmittee under section 793 of the Companies Act 2006.

145.	WHEN NOTICE DEEMED SERVED

145.1	Any notice, document or other information:

145.1.1
if sent by the Company by post or other delivery service shall be deemed to have been received on the day (whether or not it is a working day) following the day (whether or not it was a working day) on which it was put in the post or given to the delivery agent and, in proving that it was duly sent, it shall be sufficient to prove that the notice, document or information was properly addressed, prepaid and put in the post or duly given to the delivery agent;

145.1.2
if sent by the Company by electronic means in accordance with the Statutes shall be deemed to have been received on the same day that it was sent, and proof that it was sent in accordance with guidance issued by the Chartered Governance Institute shall be conclusive evidence that it was sent;

145.1.3
if made available on a website in accordance with the Statutes shall be deemed to have been received when notification of its availability on the website is deemed to have been received or, if later, when it is first made available on the website;

145.1.4
not sent by post or other delivery service but delivered personally or left by the Company at the address for that member on the Register shall be deemed to have been received on the day (whether or not it was a working day) and at the time it was so left;

145.1.5
sent or delivered by a relevant system shall be deemed to have been received when the Company (or a sponsoring system-participant acting on its behalf) sends the issuer instructions relating to the notice, document or information;

145.1.6
sent or supplied by the Company by any other means agreed by the member concerned shall be deemed to have been received when the Company has duly performed the action it has agreed to take for that purpose; and

145.1.7	to be given by the Company by advertisement shall be deemed to have been received on the day on which the advertisement appears.

146.	RECORD DATE FOR COMMUNICATIONS

146.1
Any notice, document or information may be sent or supplied by the Company by reference to the Register as it stands at any time not more than 21 days before the day it was sent or supplied. No change in the Register after that time shall invalidate the delivery of that notice, document or information, and every transmittee or other person not on the Register in relation to a particular share at that time who derives any title or interest in the share shall be bound by the notice, document or information without the Company being obliged to send or supply it to that person.

147.	LOSS OF ENTITLEMENT TO RECEIVE COMMUNICATIONS

147.1
If on two consecutive occasions notices, documents or information have been sent to any member at the registered address or the member’s address (including an electronic address) for the service of notices but, through no fault of the Company, have been undelivered, such member shall not from then on be entitled to receive notices, documents or other information from the Company until the member has notified to the Company in writing a new address  to be either the member’s registered address or the member’s address (including an electronic address) for the service of notices.

148.	NOTICE WHEN POST NOT AVAILABLE

148.1
Subject to the Statutes, if at any time postal services are suspended or curtailed so that the Company is unable effectively to convene a general meeting or a meeting of the holders of any class of shares in its capital by notice sent through the post, the Board may decide that the only members to whom notice of the meeting must be sent are those to whom notice to convene the meeting can validly be sent by electronic means and those to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also advertise the meeting in at least two national daily newspapers published in the United Kingdom. If at least six clear days prior to the meeting the giving of notices by post to addresses throughout the United Kingdom has, in the Board’s opinion, become practicable, the Company shall send confirmatory copies of the notice by post or such other manner as is permitted under these Articles to the persons entitled to receive them when postal services are running normally.

148.2
At any time that postal services are suspended or curtailed, any other notice or information considered by the Board to be capable of being supplied by advertisement shall, if advertised in at least one such newspaper, be deemed to have been notified to all members and transmittees to whom it would otherwise have been supplied in hard copy form.

149.	LIQUIDATION PREFERENCE AND DISTRIBUTION IN SPECIE ON WINDING UP

149.1
Subject to Article 149.2, if the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with such sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with such sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

149.2
On a distribution of assets on a liquidation or a return of capital (other than a conversion, redemption, buyback or purchase of shares) the surplus assets of the Company remaining after payment of its liabilities shall be applied (to the extent that the Company is lawfully permitted to do so):

149.2.1
first in paying to the holders of the Class B Shares, if any, a total of $1.00 for the entire class of Class B Shares (which payment shall be deemed satisfied by payment to any one holder of Class B Shares);

149.2.2
second in paying to the holders of the Deferred Shares, if any, a total of $1.00 for the entire class of Deferred Shares (which payment shall be deemed satisfied by payment to any one holder of Deferred Shares); and

149.2.3	the balance of the surplus assets (if any) shall be distributed among the holders of ordinary shares pro rata to the number of ordinary shares held.

150.	INDEMNITY AND PROVISION OF FUNDS

150.1	Subject to, and to the extent not avoided by, the Statutes but without prejudice to any indemnity to which the person may otherwise be entitled:

150.1.1
any person who is or was at any time a director, secretary or other officer (unless the office is or was as auditor) of the Company or of any of its present or former subsidiary undertakings may be indemnified out of the assets of the Company to whatever extent the Board may determine against any costs, charges, expenses, losses and liabilities sustained or incurred by the person in the actual or purported execution of duties or in the exercise or purported exercise of powers or otherwise in connection with the person’s office, whether or not sustained or incurred in connection with any negligence, default, breach of duty or breach of trust by the person in relation to the Company or the relevant undertaking; and

150.1.2
the Board shall have power to provide funds to meet any expenditure incurred or to be incurred by any such person in mounting a defence in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by the person in relation to the Company or any such undertaking, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application under the Companies Act 2006, or in order to enable the person to avoid incurring any such expenditure.

151.	POWER TO INSURE

151.1
The Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a director or other officer (unless the office is or was as auditor) or employee of the Company or of any present or former subsidiary undertaking of the Company or of any body corporate in which the Company has or had an interest (whether direct or indirect) or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such undertaking or body corporate is or has been interested, indemnifying such person against any liability which may attach to that person, and any loss or expenditure which the person may incur, in relation to anything actually or allegedly done or omitted to be done by the person as a director, officer, employee or trustee, whether or not it involves any negligence, default, breach of duty or breach of trust by the person in relation to the Company or the relevant undertaking, body corporate, fund or trust.

152.	DISPUTES

152.1	The governing law of the articles is English law and the articles shall be interpreted in accordance with English law.

152.2
Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

152.3	Save in respect of any cause of action arising under the Securities Act or the Exchange Act, any proceeding, suit or action (including with respect to non-contractual disputes or claims):

152.3.1	between a shareholder in that shareholder’s capacity as such and the Company and/or its directors arising out of or in connection with the Articles or otherwise;

152.3.2
to the fullest extent permitted by law, between the Company and any of its directors in their capacities as such or as employees of the Company, including all claims made by or on behalf of the Company against its directors; and/or

152.3.3	between a shareholder in that shareholder’s capacity as such and the Company’s professional service providers,

shall only be brought in the courts of England and Wales.

152.4
Damages alone may not be an adequate remedy for any breach of this Article 152, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

152.5
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in the share capital of the Company shall be deemed to have notice of and consented to the provisions of this Article 152.

152.6
If this Article 152 or any part of it shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 152 and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

153.	DEPOSITARY ARRANGEMENTS

153.1
Subject to Article 153.2, the directors may make arrangements for the transfer of all or any shares in connection with the listing on the Relevant Exchange (the “U.S. Listing”) becoming effective such that the legal title to (but not the beneficial ownership of) any and each share shall be transferred (and any outstanding share certificate(s) in respect thereof shall be automatically cancelled) without any further action by the shareholder of the Company registered as the holder of such shares immediately prior to the U.S. Listing (the “Relevant Shareholder”) (in the manner set out in Article 153.4) to an Approved Depositary (or such other depositary nominee as the Approved Depositary may nominate), against which the Approved Depositary shall (in its capacity as depositary) issue to Computershare Trust Company, N.A. acting in its capacity as election agent (the “Election Agent”) (or such other person as the directors may nominate) Depositary Receipts each representing such shares to be held on behalf of such Relevant Shareholder subject to the terms of the Deposit Agreement.

153.2
Nothing in Article 153.1 shall apply to any share held by Affiliate Shareholders upon or immediately prior to the effectiveness of the U.S. Listing, the legal title to which shall, immediately upon the effectiveness of the U.S. Listing, be transferred (and any outstanding share certificate(s) in respect thereof shall be automatically cancelled) (without any further action by such Affiliate Shareholder or the Company) to the Approved Depositary (or to such other depositary nominee as the Approved Depositary may nominate), against which the Approved Depositary shall (in its capacity as depositary) issue to each Affiliate Shareholder Depositary Receipts each representing such shares and the Affiliate Shareholders will be deemed to agree to, and will be bound by, the terms and conditions of the Depositary Receipts issued by the Approved Depositary in accordance with the Deposit Agreement.

153.3	Following the exercise of the powers in Articles 153.1 and 153.2:

153.3.1
all mandates, preferences, elections and instructions of shareholders as regards their holding of shares relating to the payment currency of dividends which are in force immediately prior to the effectiveness of the U.S. Listing will no longer be valid; and

153.3.2
instructions of shareholders regarding their holding of shares (or entitlements thereto) relating to notices and other communications which are in force immediately prior to the effectiveness of the U.S. Listing will no longer be valid.

153.4
The Board may appoint any Director or any other person as attorney and/or agent for a shareholder to execute and deliver as transferor one or more forms of transfer or instructions of transfer on behalf of the Relevant Shareholder or Affiliate Shareholder (as the case may be) in favour of Approved Depositary (or to such other depositary nominee as the Approved Depositary may nominate) and do all such other things and execute and deliver all such documents as may in the opinion of the board or any attorney and/or agent appointed by it be necessary or desirable to give effect to the arrangements described in this Article 153 (including, without limitation, implementing one or more transfers of shares to the Approved Depositary (or to such other depositary nominee as the Approved Depositary may nominate) as contemplated in Article 153.1).

153.5
The Board may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements under this Article 153 including, without limitation, treating a Depositary Receipt holder or a beneficial owner of such Depositary Receipts as if it were a holder directly of the shares or interest in shares represented thereby for the purposes of these Articles.

154.	RIGHTS PLAN

154.1
Subject to the provisions of the Statutes, the Board may exercise any power of the Company to establish a shareholder rights plan (a “Rights Plan”), including the execution of any document relating to the adoption and/or implementation (or both) of the Rights Plan. The Rights Plan shall be in a form which is consistent with the terms that are described in the Summary of Terms in the Appendix to these Articles or such other terms, having taken into consideration any relevant guidelines published by proxy advisory firms, as are consistent with market practice.

154.2
Subject to the provisions of the Statutes, the Board may exercise any power of the Company to grant rights to subscribe for shares of the Company and/or to acquire shares of the Company, in accordance with the Rights Plan (the “Rights”).

154.3
The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 154.1 and 154.2, shall include (without limitation), in the opinion of the majority of the Board present at a duly convened meeting, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, improving the likelihood of any or all of the following:

154.3.1	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

154.3.2	all members of the Company will be treated equally and fairly and in a similar manner;

154.3.3	an optimum price for ordinary shares would be received by or on behalf of all holders thereof;

154.3.4	the success of the Company would be promoted for the benefit of its members as a whole, having regard to the matters in section 172 of the Companies Act;

154.3.5	the long-term interests of the Company, its employees, its members and its business would be safeguarded;

154.3.6	the Company would not suffer serious economic harm; and/or

154.3.7	the Board would have additional time to gather relevant information or pursue appropriate strategies.

154.4	Subject to the provisions of the Statutes, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to:

154.4.1	allot shares pursuant to the exercise of the Rights; or

154.4.2	exchange or cause to be exchanged all or any part of the Rights,

in each case other than the Rights of an Acquiring Person, for shares (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares or effect an Exchange, shall include (without limitation) where, in the opinion of the majority of the Board members present at a duly convened meeting, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to effect an Exchange or to allot shares, would improve the likelihood that:

154.4.2.1	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

154.4.2.2	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

154.4.2.3	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented;

154.4.2.4
any potential acquisition or change of Control of the Company which would not be likely to promote the success of the Company for the benefit of its members as a whole, having regard to the matters in section 172 of the Companies Act, would be prevented;

154.4.2.5	the long-term interests of the Company and/or its members, its employees and its business would be safeguarded; or

154.4.2.6	the Company would not suffer serious economic harm,

or all or any of the above.

154.5	For the purposes of Articles 154.1 to 154.4:

154.5.1
a person shall be treated as entitled to acquire anything which he or she is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

154.5.2
there shall be attributed to any person (other than a Depositary) any rights or powers of a nominee of him or her, that is to say, any rights or powers which another person possesses on his or her behalf or may be required to exercise on his or her direction or behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person);

154.5.3	“Acquiring Person” means a person having Control of the Company as determined by the Board in its absolute discretion;

154.5.4
“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the U.S. federal securities laws, including the Exchange Act, and shall mean the notional securities underlying any derivatives contract held by the person or group in question (whether to be settled in cash, shares or others);

154.5.5
“Control” means that a person, alone or with (I) a group of affiliated or associated persons, (II) anyone with whom he or she is acting in concert, or (III) both, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, alone or with (x) a group of affiliated or associated persons, (y) anyone with whom he or she is acting in concert, or (z) both, possesses or is entitled to acquire:

154.5.5.1	beneficial ownership of fifteen (15) per cent. or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting of the Company;

154.5.5.2
such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or she or any other person has as a loan creditor), entitle him or her to receive fifteen (15) per cent. or more of the income or assets so distributed; or

154.5.5.3
such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him or her to receive fifteen (15) per cent or more of the assets of the Company which would then be available for distribution among the members;

154.5.6	“group of affiliated or associated persons” shall have the meaning given to such terms under the Exchange Act; and

154.5.7
“person” means, without limitation, any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality provided that any reference to a person shall not include a person providing depositary or clearance services or a nominee of such person.

APPENDIX

SUMMARY OF TERMS
RIGHTS TO PURCHASE SHARES OF NEWCLEO PLC

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect newcleo plc (the “Company”), the board of directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan shall be in a form which is consistent with the terms that are described in this Summary of Terms or such other terms, having taken into consideration any relevant guidelines published by proxy advisory firms, as are consistent with market practice.

Pursuant to the Rights Plan, the Board would declare and issue one share purchase right (a “Right”) for each outstanding voting share in the capital of the Company (each a “Voting Share”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder one (1) Voting Share of the same class as the Voting Shares in respect of which the Right was issued or one (1) share of any other class or series as specified in the Rights Plan (a “Share”), subject to adjustment.

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares (such person or group, unless the Board determines in its absolute discretion otherwise, an “Acquiring Person”) and (ii) 10 days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Voting Share and the Rights would be transferred with and only with the Voting Shares.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, which date is not to exceed three (3) years from the Distribution Date (the “Expiry Date”), unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Voting Shares having a value (as determined by the Rights Plan) of two (2) times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) including, without limitation, by way of merger, amalgamation or other business combination transaction, or by acquisition of fifty (50) per cent. or more of the Company’s assets, cash flow or earning power, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a value (as determined by the Rights Plan) of two (2) times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or acquisition by such Acquiring Person of an interest in fifty (50) per cent. or more of the outstanding Voting Shares, the board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time until ten (10) days following the first public announcement that any person or group has become an Acquiring Person, the board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

So long as the Rights are redeemable, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void) or shorten or lengthen any time period under the Rights Plan (other than the Expiry Date or the time period within which redemption can occur).

Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company including, without limitation, the right to vote or receive dividends in respect of such Right.